[logo]LIBERTY
      FINANCIAL

Liberty Financial Companies, Inc.
600 Atlantic Avenue
Boston, MA 02210-2214

                                                                 April 11, 1997


To my fellow Stockholders:

     I am pleased to invite you to attend the 1997 Annual Meeting of Stockholders of Liberty Financial Companies, Inc. The Meeting will be held on Tuesday, May 13, 1997, at 11:00 a.m. in the New England Room on the fourth floor of The Federal Reserve Bank of Boston, 600 Atlantic Avenue, Boston, Massachusetts.

     The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement set forth the business to be presented at this year's Meeting and certain other information about Liberty Financial and its officers and directors.

     If you plan to attend the Meeting, please bring a form of personal identification with you and, if you are acting as proxy for another, please bring written confirmation from the record owner that you are acting as proxy.

     Whether or not you expect to attend the meeting, please sign and date the enclosed form of proxy and return it promptly in the accompanying envelope to ensure that your shares will be represented. If you attend the Meeting, you may withdraw any proxy previously given and vote your shares in person.

                                        Cordially,

                                        /s/ Kenneth R. Leibler

                                        Kenneth R. Leibler
                                        President and
                                         Chief Executive Officer

[logo]LIBERTY
      FINANCIAL

                       LIBERTY FINANCIAL COMPANIES, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 May 13, 1997

To the Stockholders of

 LIBERTY FINANCIAL COMPANIES, INC.

     NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders of Liberty Financial Companies, Inc. will be held in the New England Room on the fourth floor of The Federal Reserve Bank of Boston at 600 Atlantic Avenue, Boston, Massachusetts, on Tuesday, May 13, 1997, at 11:00 a.m. (the "Meeting"), for the following purposes, all as set forth in the attached Proxy Statement:

     (1) To elect six Directors with terms expiring at the 2000 Annual Meeting of Stockholders;

     (2) To approve Liberty Financial's Amended and Restated 1995 Stock Incentive Plan; and

     (3) To transact such other business as may properly come before the Meeting and any adjournments thereof.

     The Board of Directors has fixed the close of business on March 21, 1997 as the record date for the Meeting.

     It is important that your shares be represented at the Meeting regardless of the number of shares you may hold. Please complete, sign and date the enclosed form of proxy and return it promptly in the enclosed envelope which requires no postage if mailed within the United States.

                                        By Order of the Board of Directors,

                                        /s/ John A. Benning

                                        John A. Benning
                                        Clerk

Boston, Massachusetts
April 11, 1997

[logo]LIBERTY
      FINANCIAL

                       LIBERTY FINANCIAL COMPANIES, INC.

                                PROXY STATEMENT
                                    FOR THE
                      1997 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 13, 1997

     This Proxy Statement, with the accompanying proxy card, is being mailed to Stockholders on or about April 4, 1997 and is furnished in connection with the solicitation of proxies by the Board of Directors of Liberty Financial Companies, Inc. ("Liberty Financial") to be used at the 1997 Annual Meeting of Stockholders to be held on May 13, 1997 (and any adjournment thereof) (the "Meeting").

                              VOTING INFORMATION

     The Board of Directors has established March 21, 1997 as the record date for the Meeting (the "Record Date"). Holders of shares of Liberty Financial's Common Stock, $.01 par value ("Common Stock"), and holders of Liberty Financial's Series A Convertible Preferred Stock, $.01 par value ("Preferred Stock"), whose names appeared of record at the close of business on the Record Date will be entitled to vote at the Meeting. On that date, 28,903,931 shares of Common Stock and 327,340 shares of Preferred Stock were issued and outstanding. Each issued and outstanding share of Common Stock will be entitled to one vote on each matter to be voted on at the Meeting. Each issued and outstanding share of Preferred Stock will be entitled to 1.0559 votes (i.e., the number of shares of Common Stock into which one share of Preferred Stock was convertible on the Record Date) per share on each such matter. The Common Stock and the Preferred Stock will vote together as a single class on those matters presented for approval at the Meeting. Shares of Common Stock and Preferred Stock can be voted only if the owner of record is present to vote or is represented by proxy.

     If you sign, date and return the enclosed proxy card in time for the Meeting and do not subsequently revoke it, your shares will be voted in accordance with your instructions as marked in the spaces provided for such purpose. If no instructions are specified, your shares will be voted FOR the election of the nominees for Director and FOR approval of the Amended and Restated 1995 Stock Incentive Plan.

     You may revoke your proxy at any time before it is exercised by returning to Liberty Financial another properly signed proxy representing such shares and bearing a later date or by otherwise delivering a written revocation to the following address: Proxy Services, Boston EquiServe, P.O. Box 9381, Boston, Massachusetts 02205-9956. A Stockholder attending the Meeting may vote in person even though he or she may have previously filed a proxy.

     The holders of a majority in interest of the combined voting power of the Common Stock and the Preferred Stock issued, outstanding and entitled to vote at the Meeting are required to be present in person or be represented by proxy at the Meeting in order to constitute a quorum for the transaction of business. The election of nominees for Director will be decided by plurality vote of the shares represented and entitled to vote at the Meeting. Approval of the Amended and Restated 1995 Stock Incentive Plan requires the vote of a majority of the shares represented and entitled to vote at the Meeting.

     Abstentions and broker non-votes will be treated as shares present or represented at the Meeting for quorum purposes. On each proposal considered at the Meeting, abstentions will have the effect of negative votes, while broker non-votes will be disregarded (i.e., they will not be considered shares entitled to be voted on the proposal).

     As of the Record Date, LFC Holdings Inc. ("LFC Holdings"), an indirect wholly owned subsidiary of Liberty Mutual Insurance Company ("Liberty Mutual"), held shares of Common Stock representing 80.5% of the combined voting power of the Common Stock and the Preferred Stock. LFC Holdings has indicated that it will vote its shares in favor of each item proposed for approval by the Board of Directors at the Meeting.

                             ELECTION OF DIRECTORS

                                (Proxy Item 1)

     There are currently 21 members of the Board of Directors, divided into three classes with terms expiring at the 1997, 1998 and 1999 Annual Meetings, respectively. Two of the Directors whose term expires in 1997, Richard B. Smith and Stanley A. Wainer, are retiring and will not stand for re-election. The Board of Directors has fixed the number of Directors in such class for the ensuing three-year term at six and nominated the Directors set forth below for reelection at the Meeting for terms of office that will expire at the 2000 Annual Meeting. All of the nominees were elected to their current terms in 1994.


     Each Director will continue in office until the Director's term expires and until his or her successor is elected and qualified or until his or her death, resignation or removal.

     Management has made inquiries and believes that each of the nominees will be willing and able to serve if elected. If any of the nominees shall be unwilling or unable to serve, discretionary authority is reserved to vote for a substitute chosen by the Board of Directors, or the Board of Directors may reduce the number of Directors.

     Biographical information is set forth below with respect to the Director nominees and the Directors whose terms of office expire in 1998 and 1999.

                       Nominees For Election As Directors
              Terms Expire at the 2000 Annual Stockholders' Meeting

MICHAEL J. BABCOCK        Private investor; from 1992 to January, 1995, President and Chief Operating
 Age 55                   Officer of Leslie Fay Companies, Inc., an apparel manufacturer; Director of
 Director since 1991      Liberty Mutual and Liberty Mutual Fire Insurance Company (an affiliate of
                          Liberty Mutual ("Liberty Fire")). On April 5, 1993, Leslie Fay Companies, Inc.
                          filed for protection from creditors under Chapter 11 of the federal Bankruptcy
                          Code.

HAROLD W. COGGER          Executive Vice President of Liberty Financial since March, 1995; President of
 Age 61                   The Colonial Group, Inc. ("Colonial") from November, 1994 to December,
 Director since 1995      1996 and Chief Executive Officer from March, 1996 to December, 1996;
                          President of Colonial Management Associates, Inc., a wholly owned subsidiary of Colonial ("CMA"), from 1993 to December, 1996, and Chief Executive
                          Officer from March, 1995 to December, 1996.

                                       2


GARY L. COUNTRYMAN        Chief Executive Officer of Liberty Mutual and Liberty Fire since 1986, and
 Age 57                   Chairman of both companies since 1991; Director of Liberty Mutual and certain
 Director since 1991      of its affiliates, BankBoston Corporation, Boston Edison Company and
                          Harcourt General, Inc.

JOHN P. HAMILL            President of Fleet Bank of Massachusetts, N.A. since 1992; Director of Liberty
 Age 57                   Mutual and Liberty Fire.
 Director since 1991

MARIAN L. HEARD           President and Chief Executive Officer of the United Way of Massachusetts Bay
 Age 56                   and Chief Executive Officer of the United Ways of New England since 1992;
 Director since 1994      Director of Liberty Mutual and Liberty Fire and a Director or Trustee of
                          numerous national and local non-profit organizations.

SABINO MARINELLA          Vice Chairman of Liberty Financial since January 1, 1995; Chief Executive
 Age 67                   Officer of Liberty Financial prior thereto.
 Director since 1990

                         Directors Continuing In Office
              Terms Expire at the 1998 Annual Stockholders' Meeting

GREGORY H. ADAMIAN        Chancellor of Bentley College; Director of Liberty Mutual and Liberty Fire.
 Age 70
 Director since 1991

GERALD E. ANDERSON        Retired; from 1974 until his retirement in 1992, President, Chief Executive
 Age 65                   Officer and Trustee of Commonwealth Energy System, a public utility holding
 Director since 1991      company; Director of Liberty Mutual and Liberty Fire.

EDMUND F. KELLY           President and Chief Operating Officer of Liberty Mutual and Liberty Fire since
 Age 51                   1992; Director Liberty Mutual and certain of its affiliates.
 Director since 1992

KENNETH R. LEIBLER        Chief Executive Officer of Liberty Financial since January 1, 1995; President
 Age 47                   of Liberty Financial since August, 1990; Chief Operating Officer from August,
 Director since 1991      1990, until December, 1994; prior to August, 1990, President and Chief
                          Operating Officer of the American Stock Exchange, Inc.; Director of the Boston
                          Stock Exchange.

RAY B. MUNDT              Chairman and (prior to September, 1993) Chief Executive Officer of Alco
 Age 68                   Standard Corporation, a distributor of paper packaging products and office
 Director since 1991      equipment; Director of Alco Standard Corporation, Liberty Mutual, Liberty Fire,
                          Corestates Bank, Nocopi Technologies, Inc. and Unisource World Wide, Inc.

                                       3


GLENN P. STREHLE            Treasurer of the Massachusetts Institute of Technology and Vice President since
 Age 61                     1986 (becoming Vice President for Finance and Treasurer in June, 1994);
 Director since 1991        Director of Liberty Mutual, Liberty Fire, BankBoston Corporation and
                            SofTech, Inc., and a Trustee of Property Capital Trust.

MICHAEL von CLEMM           Financier and Consultant; President, Templeton College, Oxford University
 Age 61                     since 1996; Executive Vice President of Merrill Lynch & Co., Inc. from 1986
 Director since 1993        until his retirement in 1992; Director of Liberty Mutual, Liberty Fire, Nycomed
                            AS and Eastman Chemical Company.

                         Directors Continuing in Office
              Terms Expire at the 1999 Annual Stockholders' Meeting

PAUL J. DARLING, II         Chairman, President and Chief Executive Officer of Corey Steel Company, a
 Age 59                     manufacturer of cold finished steel bars and a metal service center; Director
 Director since 1991        of Liberty Mutual, Liberty Fire and Unisource World Wide, Inc.

C. HERBERT EMILSON          Retired; Vice Chairman of Colonial from November, 1994 to March, 1996;
 Age 68                     President and Chief Operating Officer of Colonial from 1983 to October, 1994;
 Director since 1995        Director of many Boston-area non-profit institutions.

DAVID F. FIGGINS            Retired; Chairman of Trafalgar House Construction, Inc., a construction
 Age 68                     company; Director of Liberty Mutual, Liberty Fire and First Bell Bancorp, Inc.
 Director since 1991

JOHN B. GRAY                Retired; from 1986 until his retirement in 1990, Mr. Gray served as President
 Age 69                     of Dennison Manufacturing Company, a manufacturer of self-adhesive
 Director since 1991        materials and office supplies; Director of Liberty Mutual, Liberty Fire, EG&G
                            Inc. and Stackpole Corporation.

RAYMOND H. HEFNER, JR.      President of Bonray, Inc., an oil and gas exploration company; Director of
 Age 69                     Liberty Mutual, Liberty Fire and Gulf Canada Resources Limited; also a
 Director since 1991        Director of Liberty Bancorp, Inc. (which is not affiliated with Liberty Financial or Liberty Mutual).

STEPHEN J. SWEENEY          Retired; held various management positions with Boston Edison Company, an
 Age 68                     electric utility company, serving as President and Chief Executive Officer from
 Director since 1991        1984 to 1986, as Chairman and Chief Executive Officer from 1987 to 1990, and as Chairman from 1990 until his retirement in 1992; Director of Liberty
                            Mutual, Liberty Fire, Boston Edison Company, the Boston Stock Exchange,
                            Uno Restaurants, Inc. and Microscript, Inc.

                   1996 Meetings And Standard Fee Arrangements

     1996 Meetings. During 1996, the Board of Directors held five meetings. The Board has an Executive Committee, an Audit Committee and a Compensation and Stock Option Committee. No member of the Audit Committee or the Compensation and Stock Option Committee is an employee of Liberty Financial or its subsidiaries.

     Executive Committee. The Executive Committee has and may exercise all the powers of the full Board of Directors, except as otherwise limited by Massachusetts corporation law or Liberty Financial's Restated Articles of Organization or Restated By-laws. The Executive Committee did not meet in 1996. As of the date of this Proxy Statement, its members were Messrs. Countryman (Chairman), Leibler, Cogger, Emilson, Kelly, Marinella and Strehle.

     Audit Committee. The Audit Committee is responsible for obtaining and reviewing independent analyses of Liberty Financial's accounting policies and procedures, financial controls and financial information provided to the Board of Directors. The Audit Committee makes reports and recommendations to the Board of Directors, at least annually, with respect to such reviews, including matters such as: accounting records, practices and procedures; the annual appointment of outside auditors, together with the scope, adequacy, cost and results of the annual audit and the relationship between management and such outside auditors; the scope and adequacy of internal audit procedures; controls for disbursement procedures and asset safekeeping; and such other matters as the Board of Directors may request.

     The Audit Committee held four meetings in 1996. As of the date of this Proxy Statement, its members were Ms. Heard and Messrs. Figgins, Gray, Strehle and Sweeney (Chairman).

     Compensation and Stock Option Committee. The Compensation and Stock Option Committee (i) reviews and approves all director and management compensation, including salaries, incentive compensation, pension and fringe benefit policies and procedures and (ii) administers Liberty Financial's 1990 Stock Option Plan, 1995 Stock Incentive Plan and 1995 Employee Stock Purchase Plan and has the power and authority to grant awards (and determine the terms thereof) to eligible officers and other key employees thereunder.

     The Compensation and Stock Option Committee held three meetings in 1996. As of the date of this Proxy Statement, its members were Messrs. Countryman, Adamian, Babcock, Hamill, Mundt (Chairman) and Wainer. The Compensation and Stock Option Committee has established a sub-committee consisting of each member of the Committee other than Mr. Countryman, who for purposes of Rule 16b-3 under the Exchange Act is not considered to be a disinterested director of Liberty Financial. This subcommittee has exclusive authority for approving transactions involving equity securities of the Company (including acquisitions [such as grants and other awards] and dispositions [such as redemptions and other repurchases] of equity securities of the Company) under benefit plans administered by the Committee involving officers subject to the provisions of
Section 16 under the Securities Exchange Act of 1934 (the "Exchange Act").

     In 1996, each Director attended at least 75% of the total number of meetings of the Board of Directors and the Committees of the Board on which he or she served while he or she was in office, except Mr. Babcock and Mr. Smith.

     Fee Arrangements. Directors who are officers or employees of Liberty Financial, Liberty Mutual or their affiliates receive no compensation for their service as Directors of Liberty Financial. Except with respect to Mr. Emilson, each member of the Board of Directors who is not an officer or employee of Liberty Financial, Liberty Mutual or their affiliates is paid by Liberty Mutual an annual retainer in the amount of $18,000. Liberty Financial pays each such director a $200 fee for each Board or Committee meeting attended. Liberty Financial pays Mr. Emilson an annual retainer in the amount of $18,000, and pays him $1,200 for each Board meeting attended and $200 for each Committee meeting attended.

                      SECURITY OWNERSHIP OF MANAGEMENT AND
                           CERTAIN BENEFICIAL OWNERS

                                 Common Stock

     The following table sets forth certain information with respect to the beneficial ownership of Common Stock by LFC Holdings (the only person or entity known to Liberty Financial to be the beneficial owner of 5% or more of Liberty Financial's Common Stock), each executive officer of Liberty Financial named in the summary compensation table appearing elsewhere in this Proxy Statement, each Director of Liberty Financial who owns beneficially any shares of Common Stock, and all Directors and executive officers as a group, in each case as of March 21, 1997. Except as noted in the footnotes to such table, based on information provided by such persons, each holder of Common Stock has or will have sole voting and investment power with respect to the shares of Common Stock set forth below. Unless otherwise indicated below, the address of each such person is: c/o Liberty Financial Companies, Inc., 600 Atlantic Avenue, Boston, Massachusetts 02210.

                                                                            Shares
                                                                            Owned
Name                                                                     Beneficially      Percentage
----------------------------------------------------------------------   ---------------   -------------
LFC Holdings, Inc.
 c/o Liberty Mutual
 175 Berkeley Street
 Boston, MA 02117  ...................................................      23,550,495           81.5%
Kenneth R. Leibler(2) ................................................         304,454            1.0%
Harold W. Cogger(3 4) ................................................         135,077              *
John W. Rosensteel(2) ................................................          57,417              *
C. Allen Merritt(2) ..................................................          79,504              *
John A. Benning(2) ...................................................          96,097              *
Dr. Gregory H. Adamian   .............................................           1,000              *
Gerald E. Anderson    ................................................             500              *
Paul J. Darling II    ................................................           1,000              *
C. Herbert Emilson(5) ................................................         208,831              *
John B. Gray    ......................................................             200              *
Sabino Marinella(2) ..................................................         478,433            1.6%
Glenn P. Strehle   ...................................................             500              *
Stephen J. Sweeney    ................................................             100              *
All executive officers and directors as a group (31 persons)(6) ......       1,604,045            5.3%

------------

* Less than 1%.

(1) Percentages are calculated pursuant to Rule 13d-3 under the Exchange Act. Such calculations assume, for each person and group, that all shares which may be acquired by such person or group (i) pursuant to options presently exercisable or which become exercisable within 60 days following March 21, 1997 or (ii) upon conversion of shares of Preferred Stock are outstanding for the purpose of computing the percentage of Common Stock owned by such person or group. However, those unissued shares of Common Stock are not deemed to be outstanding for the purpose of calculating the percentage of Common Stock owned by any other person.

(2) Except as indicated below, consists of options to purchase shares of Common Stock which are presently exercisable or which become exercisable within 60 days following March 21, 1997. Also includes 10,100 shares owned by Mr. Leibler, 5,500 shares owned by Mr. Rosensteel, 1,500 shares owned by Mr. Merritt, 1,750 shares owned by Mr. Benning and 9,910 shares owned by Mr. Marinella.

(3) Includes options to purchase 61,800 shares all of which are fully vested and exercisable, and options to purchase an additional 4,500 shares which become exercisable on May 7, 1997.

(4) Includes 66,263 shares of Common Stock issuable upon conversion of 62,755 shares of Preferred Stock owned by Mr. Cogger.

(5) Includes 95,692 shares of Common Stock owned of record by Pauline V. Emilson (Mr. Emilson's spouse), as to which Mr. Emilson disclaims any beneficial ownership. Also includes 536 shares of Common Stock held in trust under the
    C. Herbert and Pauline V. Emilson Charitable Remainder Unitrust and 3,779 shares of Common Stock held in trust under the C. Herbert Emilson and Pauline V. Emilson Charitable Annuity Trust, as to which Mrs. Emilson (as a co-trustee of each such trust) shares voting and investment power, and as to which Mr. Emilson disclaims any beneficial ownership.

(6) Includes (without duplication), (i) the option shares referenced in notes 2 and 3 above, (ii) Mr. Cogger's shares referenced in note 4 above, (iii) the shares owned by Pauline V. Emilson referenced in Note 5 above and (iv) the trust shares referenced in note 5 above. Also includes options to purchase an additional 152,410 shares of Common Stock held by unnamed executive officers which are presently exercisable or which become exercisable within 60 days following March 21, 1997.

                                Preferred Stock

     The table below sets forth certain information with respect to the beneficial ownership of Preferred Stock by each person or entity known to Liberty Financial to be the beneficial owner of more than five percent of the shares of Preferred Stock, each executive officer of Liberty Financial named in the summary compensation table appearing elsewhere in this Proxy Statement who owns beneficially any shares of Preferred Stock, each Director of Liberty Financial who owns beneficially any shares of Preferred Stock, and all Directors and executive officers as a group as of March 21, 1997. Except as noted in the footnotes to such table, based on information provided by such persons, each holder of Preferred Stock has or will have sole voting and investment power with respect to the shares of Preferred Stock set forth below. Except as noted in the footnotes to such table, the address of each such person is: c/o Liberty Financial Companies, Inc., 600 Atlantic Avenue, Boston, Massachusetts 02210.

                                                                             Shares
                                                                              Owned
Name                                                                       Beneficially      Percentage
----                                                                       --------------   ------------
Trustees of the Irrevocable Trust
 For Children dated September 24, 1985 (of C. Herbert Emilson)(1) ......      147,515        45.1%
Harold W. Cogger  ......................................................       62,755        19.2%
Merrill Lynch, Pierce, Fenner & Smith, Inc
 101 Hudson Street
 Jersey City, New Jersey 07302   .......................................       55,449        16.9%
All executive officers and directors as a group (31 persons)(2).........      210,270        64.2%

------------
(1) The trustees of such trust are John A. McNeice, Jr., Davey S. Scoon and Linda S. Dalby, who share voting and investment power and disclaim any beneficial ownership. The address of such trust is c/o Linda S. Dalby, Esq., 50 Rowes Wharf, Boston, Massachusetts 02110.

(2) Includes the trust shares referenced in note 1 above.

     In connection with Liberty Financial's acquisition of Colonial (effective March 24, 1995), each person acquiring shares of Preferred Stock had the right to become a party to a stockholders agreement (the "Stockholders Agreement"). The Stockholders Agreement provides that a holder of Preferred Stock who is a party thereto may not transfer the Preferred Stock without the prior written consent of Liberty Financial prior to the fifth anniversary of the acquisition, except to certain permitted transferees. The Stockholders Agreement also provides that at any time during the first 60 days after the fifth anniversary of the acquisition, each party to the Stockholders Agreement may elect to sell to Liberty Mutual, and Liberty Mutual shall be obligated to purchase, all, but not less than all, of the Preferred Stock then owned by such party (the "Put Shares") at a price of $50.00 per Put Share (appropriately adjusted for any changes in capitalization affecting the Preferred Stock), plus accrued but unpaid dividends through the date of purchase. Liberty Mutual may designate Liberty Financial (without any further action or approval by Liberty Financial) or another person or entity as the purchaser of the Put Shares; provided, however, that no such designation shall relieve Liberty Mutual of its obligations to purchase the Put Shares if the designee fails to do so. The restrictions on transfer and the provisions requiring the purchase of the Put Shares do not apply to any shares of Common Stock acquired upon conversion of the Preferred Stock, and the Stockholders Agreement does not restrict such conversion. Holders of substantially all of the Preferred Stock are parties to the Stockholders Agreement.

            Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires Liberty Financial's executive officers and Directors, and any persons who own more than 10% of a class of Liberty Financial's equity securities registered under the Exchange Act (currently only the Common Stock), to file reports of ownership and changes in ownership of securities with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange. Executive officers, Directors, and persons who own more than 10% of the Common Stock are required by SEC regulations to furnish Liberty Financial with copies of all Section 16(a) reports they file. To Liberty Financial's knowledge, LFC Holdings currently is the only stockholder owning more than 10% of the Common Stock.

     Based solely on a review of the copies of such reports received by it or written representations from certain reporting persons that no other reports were required Liberty Financial believes that all Section 16(a) filing requirements applicable to its executive officers, Directors and 10% stockholders were complied with during 1996, except as indicated below. LFC Holdings filed a report on Form 4 in January, 1997 reporting two transactions each of which was reportable on a Form 4 for an earlier period during 1996.

                      COMPENSATION OF EXECUTIVE OFFICERS

                         Compensation Committee Report
                                       on
                            Executive Compensation

     This report has been prepared by the Compensation and Stock Option Committee of the Board of Directors (the "Committee").

     The Committee administers the executive compensation program of Liberty Financial and its subsidiaries. The Committee is comprised of the six directors listed at the end of this report, none of whom is an employee of Liberty Financial or any of its subsidiaries. Each member of the Committee (other than Gary L. Countryman) qualifies as a non-employee director for the purpose of Rule 16b-3 under the Exchange Act. All members of the Committee qualify as outside directors for purposes of Section 162(m) of the Internal Revenue Code (the "Code").

     The Committee approves all components of the compensation of the senior executives of Liberty Financial and its subsidiaries. This report describes Liberty Financial's compensation program for executive officers and the bases on which 1996 compensation determinations were made by the Committee with respect to executive officers, including the President and Chief Executive Officer ("CEO"), Kenneth R. Leibler, and the other executive officers named in the compensation tables appearing elsewhere in this Proxy Statement.

   Compensation Philosophy and Overview

   The primary objectives of Liberty Financial's executive officer compensation program are:

     [bullet] To provide balanced and competitive total compensation that enables Liberty Financial and its subsidiaries to attract, motivate and retain highly qualified executives.

     [bullet] To create incentives for enhancing Liberty Financial's profitability, and for attaining its other strategic goals, through performance-based devices that reward executive officers for achieving corporate and business unit goals and individual management goals.

     [bullet] To align the financial interests of executive officers with those of stockholders, and to promote Liberty Financial's strategy of integrating the activities of its various business units, through the use of performance- based devices tied to corporate-wide goals, as well as stock-based compensation.

     Generally, Liberty Financial aims for executive compensation to be at the middle range of the market for comparable positions at similar companies for performance which meets corporate and business unit goals and individual management goals; above such market range for performance above such goals; and below such market range for performance which does not meet such goals. Liberty Financial regularly utilizes the services of an independent consulting firm specializing in executive compensation of financial services companies for the purpose of determining market levels of compensation for comparable positions in companies of relevant size and business profile ("peer companies"). The Committee considers these survey results in determining executive compensation. The peer companies used in these surveys generally include companies in the investment management and annuity businesses.

     Corporate and business unit goals applied in determining compensation are derived from business plans presented to the Board of Directors. For 1996, such goals generally were defined in terms of specified levels of pre-tax income from operations and product sales. These goals are established on a corporate-wide basis for the CEO and the other holding company executive officers. Goals for executive officers of separate business units are measured both with respect to the performance of their separate units and the corporate-wide goals (with the former receiving a greater weighting).

     The primary elements of Liberty Financial's executive officer compensation program are base salary, annual cash bonuses which vary from year-to-year depending upon performance measured against corporate and business unit goals and individual management goals, and long-term incentives in the form of stock-based compensation.

     Base Salary

     The purpose of base salary is to attract and retain key executives by providing a base level of income that recognizes the market value of the position. Base salary for executive officers is targeted in the middle range of the relevant market, with adjustments as appropriate to reflect the individual's performance and experience. Base salaries for executive officers are reviewed annually by the Committee, and typically are subject to merit increases based on performance or unique individual circumstances.

     Annual Bonus

     Executive officers are eligible for annual cash bonuses. Annual bonus awards are based upon achievement of a combination of corporate and business unit goals and individual management goals. These goals are established at the beginning of the year in consultation with the CEO. Each executive officer has a target bonus expressed as a percentage of base salary. The target bonus is weighted between corporate and business unit goals and individual management goals (with the corporate and business unit component typically receiving a greater weighting). Corporate and business unit performance must exceed a threshold level in order for any portion of this component of the target bonus to be earned by the executive. This component will increase to a specified cap if corporate and business unit performance exceeds the target levels. Similarly, the individual component also is subject to certain thresholds and multipliers.

     Stock-Based Compensation

     Liberty Financial's 1995 Stock Incentive Plan (the "1995 Incentive Plan") is designed to provide stock-based compensation which allows senior executives and other key employees to participate in the future growth of Liberty Financial, thereby aligning their interests with those of stockholders. Stock-based compensation also promotes Liberty Financial's strategy of integrating the activities of its various business units, since the future value of its stock will reflect its consolidated results, rather than the performance of any particular business unit or units.

     Historically, awards under the 1995 Incentive Plan have consisted solely of stock options. Each option granted has an exercise price per share set at fair market value on the date of grant. Each option has a life of 10 years and becomes exercisable in four equal annual installments beginning on the first anniversary of the grant date. For 1997, the Committee may consider granting a portion of awards in the form of shares of restricted stock. Any such restricted stock awards could have vesting provisions based on continued service, or the attainment of certain performance measures, or both. In granting awards, the Committee takes into account the executive's level of responsibility, past contributions and anticipated ability to contribute to Liberty Financial's future performance. The Committee also considers long-term incentive practices in peer companies. Beginning in 1997, awards to persons who are subject to the provisions of Section 16 of the Exchange Act will be granted by a subcommittee consisting of each member of the Committee other than Mr. Countryman, who for purposes of Rule 16b-3 under the Exchange Act is not considered to be a disinterested director of Liberty Financial.

     1996 CEO Compensation

     Mr. Leibler's base salary was raised from $655,000 for 1995 to $705,000 for 1996. Mr. Leibler also received a grant of 60,000 stock options in May, 1996. In February, 1997 the Committee awarded Mr. Leibler a bonus of $750,000 for 1996 performance. The Committee determined that this base salary increase and option grant was merited by Mr. Leibler's performance in 1995, as reflected by Liberty Financial's pre-tax income from operations and product sales in relation to corporate-wide targets for 1995, Mr. Leibler's success in completing several acquisitions in 1995 (including acquisitions of The Colonial Group, Inc., Newport Pacific Management, Inc., the bank distribution business of Wall Street Investor Services, Inc. and American Asset Management Company) and successfully integrating the acquired businesses into Liberty Financial's other businesses, and Mr. Leibler's overall leadership and decision-making impact on the achievement of Liberty Financial's business plan objectives in 1995. With respect to base salary, the Committee also considered market benchmarks for base salaries of chief executive officers at peer companies. With respect to the option grant, the Committee also sought to create a significant financial incentive to continue the strategy of enhancing relationships among the subsidiaries' existing operations, with a view toward increasing product sales, generating additional expense savings, and thereby increasing Liberty Financial's profitability and shareholder value.

     In determining Mr. Leibler's 1996 bonus, the Committee considered Liberty Financial's pre-tax income from operations and product sales in relation to corporate-wide targets for 1996 and Mr. Leibler's success in completing certain additional acquisitions in 1996 (including the acquisition of Independent Financial Marketing Group, Inc. ("IFMG")) and successfully integrating the acquired businesses into Liberty Financial's other businesses (including the consolidation of Liberty Financial's bank marketing operations into IFMG). The Committee also considered Mr. Leibler's overall leadership and decision-making impact on the achievement of Liberty Financial's business plan objectives in 1996. The Committee believes that these achievements were reflected in the increase in the market value of Liberty Financial's Common Stock during 1996.

     Deductibility of Executive Compensation under the Code

     Under Section 162(m) of the Code, a publicly held corporation cannot deduct in any taxable year compensation in excess of one million dollars paid to each of its CEO and its four other most highly compensated officers. However, the deduction limitation of Section 162(m) does not apply to certain performance-based compensation arrangements.

     Liberty Financial's stock-based compensation programs have been designed so that compensation in respect of outstanding stock options will not be subject to the limitation on deductibility under Section 162(m). The Code and Internal Revenue Service regulations under Section 162(m) provide that, with respect to annual cash bonuses, in order to assure deductibility of any bonus compensation that may bring total compensation over the million dollar limit, a rigid "formula type" bonus approach must be used with only limited Committee discretion permitted. The Committee believes that judgment and discretion are critical to effective performance assessment as well as related bonus determinations and has therefore decided not to adopt such a rigid formula-type bonus plan at this time. Thus, any payments to those five executive officers in excess of the limit resulting from such cash bonuses may not be deductible for tax purposes. The Committee has concluded that the near-term impact of these provisions on Liberty Financial's tax reporting will not be material. The Committee will continue to monitor the impact of Section 162(m) on an ongoing basis in order to balance the benefits of favorable tax treatment for Liberty Financial with a need to apply prudent judgment in carrying out the Committee's compensation philosophy with respect to the applicable executive officers.

   Members of the Compensation Committee

   The members of the Committee submitting this report are:

                               Gregory H. Adamian
                               Michael J. Babcock
                               Gary L. Countryman
                                 John P. Hamill
                            Ray B. Mundt (Chairman)
                               Stanley A. Wainer

   Mr. Wainer is retiring as a Director effective with the expiration of his current term on May 13, 1997.

                 Executive Compensation Tables and Information

     The tables that appear below, along with the accompanying text and footnotes, provide information on compensation and benefits for the named executive officers, in accordance with applicable SEC requirements. All the data regarding values for stock options are hypothetical in terms of the amounts that an individual may or may not receive, because such amounts are contingent on continued employment with Liberty Financial and the price of the Common Stock. All year-end values shown in these tables for outstanding stock options reflect a price of $38 7/8 per share, which was the closing price of the Common Stock on December 31, 1996. None of the named executive officers received any perquisites during 1996 exceeding the lesser of $50,000 or 10% of such officer's total salary and bonus for such year.

     Summary Compensation Table. The following table sets forth compensation information for the past three fiscal years for each of Liberty Financial's chief executive officer and the other four most highly compensated executive officers:

                           Summary Compensation Table


                                                                         Long-Term
                                             Annual Compensation        Compensation
                                        ------------------------------- --------------
                                                                          Awards
                                                                        --------------
                                                                        Securities
Name and Principal                         Base                         Underlying           All Other
Position during 1996           Year      Salary ($)     Bonus ($)(1)    Options (#)       Compensation ($)(2)
---------------------------   -------   -------------   -------------   --------------   -------------------
Kenneth R. Leibler             1996        705,000          750,000         60,000              48,475
 President and Chief           1995        655,000          491,000         38,000              40,538
 Executive Officer             1994        593,500          386,000         99,848              44,368

Harold W. Cogger(3)            1996        450,000          478,350(4)      18,000              40,854
 Executive Vice President      1995        425,000          516,250(4)          --              40,854

John W. Rosensteel             1996        396,500          275,000         15,000              27,994
 President and Chief           1995        381,150          187,000         15,000              31,535
 Executive Officer of          1994        346,500          225,000         33,283              25,606
 Keyport Life Insurance
  Company

C. Allen Merritt               1996        293,000          200,000         18,000              17,175
 Senior Vice President         1995        275,000          135,000         11,000              15,280
 and Treasurer                 1994        255,000          130,000         19,970              13,500

John A. Benning                1996        318,000          171,720         15,000              21,947
 Senior Vice President         1995        303,000          145,000         11,000              20,963
 and General Counsel           1994        288,000          150,680         13,260              20,491

------------

(1) The amounts presented are bonuses earned in 1996 and paid in 1997, earned in 1995 and paid in 1996, or earned in 1994 and paid in 1995, respectively.

(2) Consists of (a) insurance premiums paid by Liberty Financial during the applicable fiscal year with respect to term life insurance for the benefit of the named executive officers, individually as follows: Mr. Leibler, $2,500 in 1996, $2,807 in 1995 and $2,960 in 1994; Mr. Cogger, $18,354 in
    1996 and 1995; Mr. Rosensteel, $5,000 in each year; and Mr. Benning, $3,459 in 1996 and in 1995 and $1,378 in 1994; and (b) contributions and interest accruals under defined contribution plans for the benefit of the named executive officers, individually as follows: Mr. Leibler, $45,975 in 1996, $37,731 in 1995 and $41,408 in 1994; Mr. Cogger, $22,500 in 1996 and 1995;
    Mr. Rosensteel, $22,994 in 1996, $26,535 in 1995 and $20,606 in 1994; Mr.
    Merritt, $17,175 in 1996, $15,280 in 1995 and $13,500 in 1994; Mr. Benning,
    $18,488 in 1996, $17,504 in 1995 and $19,113 in 1994.

(3) Mr. Cogger became an executive officer of Liberty Financial effective March 27, 1995 in connection with Liberty Financial's acquisition of Colonial.

(4) Does not include a long-term incentive plan award made to Mr. Cogger in 1995 payable not later than March 15, 1998 and described in the long-term incentive plan awards table appearing in Liberty Financial's 1996 Proxy Statement.

     Option Grant Table. The following table sets forth certain information regarding options to purchase Common Stock granted during 1996 by Liberty Financial to the executive officers named in the above summary compensation table.

                       Option Grants in Last Fiscal Year

                                                                                              Potential Realizable
                                         Percent of                                             Value at Assumed
                        Number of          Total                                             Annual Rates of Stock
                        Securities        Options                                            Price Appreciation for
                        Underlying      Granted to       Exercise                               Option Term(2)($)
                         Options         Employees       Price Per
       Name             Granted (#)       in 1996        Share ($)      Expiration Date(1)      5%            10%
Kenneth R. Leibler         60,000           9.8%            $33.00         05/06/06        1,245,211     3,155,610
Harold W. Cogger           18,000           2.9%            $33.00         05/06/06          373,563       946,683
John W. Rosensteel         15,000           2.5%            $33.00         05/06/06          311,303       788,903
C. Allen Merritt           18,000           2.9%            $33.00         05/06/06          373,563       946,683
John A. Benning            15,000           2.5%            $33.00         05/06/06          311,303       788,903

------------
(1) Each option becomes exercisable in four equal annual installments, commencing on May 7, 1997 and vests in full upon the death, disability or retirement (after age 60) of the optionee.

(2) Amounts represent hypothetical gains that could be achieved for the respective options if such options are not exercised until the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% in accordance with applicable regulations of the SEC, compounded annually from the dates the options were granted until their expiration dates and, therefore, are not intended to forecast possible future appreciation in the Common Stock. This table does not take into account any appreciation in the price of the Common Stock after the date of grant.

     Option Exercises and Year-End Option Table. The following table sets forth certain information regarding the stock options exercised during 1996 and stock options held as of December 31, 1996 by the executive officers named in the above summary compensation table.

      Aggregate Option Exercises in Last Fiscal Year and Aggregate Option
                           Values at Fiscal Year-End

                                                               Number of Securities
                                                              Underlying Unexercised            Value of Unexercised
                                                             Options at Year-End (#)       In-the-Money Options at Year-End ($)
                         Shares
                      Acquired on          Value
        Name          Exercise (#)      Realized ($)     Exercisable      Unexercisable     Exercisable   Unexercisable
Kenneth R. Leibler        10,000          281,590          261,556            159,222       $6,696,321     $2,114,241
Harold W. Cogger              --               --           61,800             18,000        2,340,675        105,750
John W. Rosensteel         5,500          114,230           39,848             51,211          868,954        737,888

                                                             Number of Securities
                                                            Underlying Unexercised            Value of Unexercised
                                                           Options at Year-End (#)       In-the-Money Options at Year-End ($)
                       Shares
                    Acquired on          Value
       Name         Exercise (#)     Realized ($)      Exercisable      Unexercisable     Exercisable   Unexercisable
C. Allen Merritt           --                --           68,470       40,395             $1,792,048       $491,582
John A. Benning         2,000            42,568           85,605       38,227              2,282,637        497,684

    Certain Additional Information Regarding Executive Officer Compensation

     Defined Benefit Retirement Programs

     With the exception of Mr. Cogger, each of the executive officers of Liberty Financial named in the above summary compensation table participates in Liberty Financial's Pension Plan and Supplemental Pension Plan (collectively, the "Pension Plans"). In addition, (i) under his employment agreement, Mr. Cogger is entitled to a pension benefit from Liberty Financial which is calculated as if he participated in the Pension Plans, (ii) Mr. Benning has a contractual relationship with Liberty Financial under which his benefits under the Pension Plans shall be calculated using October 1, 1973 as his date of hire for determining years of credited service, subject to certain adjustments and (iii) Mr. Rosensteel has a contractual relationship with Liberty Financial under which his benefits under the Pension Plans shall be calculated using September 21, 1990 as his date of hire for determining years of credited service. The following table shows the estimated annual pension benefits payable upon retirement for the specified compensation and years of service classifications under the Pension Plans.

                 Estimated Annual Retirement Benefits at Age 65
     Under Liberty Financial's Pension Plan and Supplemental Pension Plan

                                                     Years of Credited Service
                                   -------------------------------------------------------------
Five-Year Average Compensation       15           20           25           30           35
$  200,000                          $52,178      $69,570      $86,963     $ 93,629     $100,296
   400,000                          106,178      141,570      176,963      190,296      203,629
   600,000                          160,178      213,570      266,963      286,963      306,963
   800,000                          214,178      285,570      356,963      383,629      410,296
 1,000,000                          268,178      357,570      446,963      480,296      513,629
 1,200,000                          322,178      429,570      536,963      576,963      616,963

     Benefits under the Pension Plans are based on an employee's average pay for the five highest consecutive years during the last ten years of employment, the employee's estimated social security retirement benefit and years of credited service with Liberty Financial and its subsidiaries. The current compensation covered by the Pension Plans and such additional contractual arrangements for each participating executive officer of Liberty Financial named in the above summary compensation table (treating Mr. Cogger as such) is as follows: Mr. Leibler, $1,196,000; Mr. Cogger, $623,200; Mr. Rosensteel, $583,500; Mr.
Merritt, $428,000; and Mr. Benning, $463,000. For purposes of determining benefits payable upon retirement under the Pension Plans and such additional contractual arrangements, compensation includes base salary and annual bonus. Benefits are payable in the form of a single-life annuity providing for monthly payments. Actuarially equivalent methods of payment may be elected by the recipient. As of the date hereof, the executive officers of Liberty Financial named in the above summary compensation table had the following full credited years of service under the Pension Plans: Mr. Leibler, 6 years; Mr. Cogger, 2 years; Mr. Rosensteel, 6 years; Mr. Merritt, 9 years; and Mr. Benning, 23 years.

     Change of Control Provisions of 1990 Stock Option Plan

     Liberty Financial's 1990 Stock Option Plan, as amended (the "1990 Plan"), provided for the grant of options to officers and other key employees of Liberty Financial for the purchase of shares of Common Stock. As of March 21, 1997, options to purchase an aggregate of 1,550,169 shares of Common Stock were issued and outstanding under the 1990 Plan, including options to purchase 322,778 shares held by Mr. Leibler (272,854 of which were vested), 61,059 shares held by Mr. Rosensteel (44,417 of which were vested), 79,865 shares held by Mr. Merritt (69,880 of which were vested) and 97,832 shares held by Mr. Benning (87,847 of which were vested). No additional options will be granted under the 1990 Plan. Upon a change of control of Liberty Financial (defined as the transfer of 50% or more of the equity ownership of Liberty Financial other than solely pursuant to a public offering in which securities are issued for cash), all non-vested options will automatically vest and the Compensation and Stock Option Committee may, in its discretion, elect to cancel all outstanding options by paying the holders thereof an amount equal to the difference between the formula value of the Common Stock (as defined in the 1990 Plan) and the exercise price of the Options.

     Employment Contract

     In connection with the Colonial acquisition, Mr. Cogger entered into an employment contract with Colonial and Liberty Financial providing for his employment through December 31, 1997. Mr. Cogger's contract provides for his employment as the Executive Vice President of Liberty Financial, at a base annual salary of $475,000 during 1997. The contract also provides that Mr. Cogger will be eligible for: (a) an annual short-term incentive bonus of from 0% to 150% of his base salary, to the extent of achievement of certain profitability and other management objectives reviewed by the Compensation and Stock Option Committee and (b) a long-term incentive bonus, payable in cash not later than March 15, 1998, of from 25% to 150% of $2,000,000, with the precise amount based on Colonial's cumulative income before taxes in relation to specified targets. Mr. Cogger is also entitled to receive options to purchase 18,000 shares of Common Stock per year of the contract. Mr. Cogger is entitled under the contract to participate in any profit sharing or other benefit plans as may be made generally available to executives or salaried employees of Colonial, and to receive all other benefits and participate in any and all other pension, medical, life, accident and disability plans generally available to officers of Colonial from time to time. Mr. Cogger also is eligible to receive a pension benefit from Liberty Financial as provided in his employment agreement which is calculated as if he participated in the Pension Plans.

     If Mr. Cogger's employment under the contract is terminated without cause (as defined therein) prior to December 31, 1997, he is entitled to receive the following payments: (a) the continuation of base salary, for the greater of one year following such termination or the period to December 31, 1997; (b) in lieu of any short-term incentive bonus, a bonus of 100% of Mr. Cogger's base salary for the calendar year in which the termination occurs; and (c) a long-term incentive bonus which is the greater of (i) 25% of $2,000,000 or (ii) the applicable long-term bonus amount as described above, pro-rated by a fraction, the numerator of which is the number of days between January 1, 1995 and the date of termination, and the denominator of which is 1095 days. In addition, Mr. Cogger will be entitled to receive certain health and life insurance and other benefits. If Mr. Cogger's employment is terminated for cause or by him voluntarily, he is entitled to receive only his base salary to the date of such termination and no further benefits or payments except as required by law or under Colonial's group insurance and other employee benefit plans.

          Compensation Committee Interlocks and Insider Participation

     During 1996, Gregory H. Adamian, Michael J. Babcock, Gary L. Countryman, John P. Hamill, Ray B. Mundt and Stanley A. Wainer served as members of Liberty Financial's Compensation and Stock Option Committee. The membership of Liberty Financial's Compensation and Stock Option Committee is identical to the membership of the Compensation Committee of the Board of Directors of Liberty Mutual. Mr. Countryman is Chief Executive Officer of Liberty Mutual and is Chairman of Liberty Financial. Prior to January, 1996, Mr. Countryman served on the Compensation Committee of the Board of Directors of The Neiman Marcus Group, Inc. ("Neiman Marcus"). Richard A. Smith, a director of Liberty Financial, is Chairman of the Board of Neiman Marcus. Mr. Countryman does not receive any compensation from Liberty Financial.

                        Stockholder Return Comparisons

     The graph below and the accompanying table compare the total return on Liberty Financial's Common Stock since it became a publicly-traded corporation (on March 27, 1995) to the S&P 500 Index (Standard & Poor's Corporation 500 Composite Stock Price Index) and the Dow Jones Life Insurance Group Index, assuming an original investment of $100. Total return values for these indices were calculated based on cumulative total return values, assuming reinvestment of dividends. The graph lines merely connect year-end dates and do not reflect fluctuations between those dates.

[line chart]
                              3/27/95   12/31/95  12/31/96
LIBERTY FINANCIAL COMPANIES   $100.00   $109.80   $143.80
S&P 500                       $100.00   $125.40   $154.20
DJ LIFE INSURANCE GROUP       $100.00   $117.80   $156.40

          APPROVAL OF AMENDED AND RESTATED 1995 STOCK INCENTIVE PLAN

                                (Proxy Item 2)

     The Board of Directors of Liberty Financial has authorized certain amendments to Liberty Financial 1995's Stock Incentive Plan and directed that such Plan, as amended and restated to reflect these amendments (the "Plan"), be submitted to Stockholders for their approval at the Meeting.

Background

     The Plan was adopted in 1995 prior to Liberty Financial becoming a public company. The Plan is a so-called "omnibus" equity incentive plan, providing for the grant of stock options, stock appreciation rights ("SARs"), restricted stock or unrestricted stock, performance shares and other awards. To date, only stock options have been issued under the Plan. An aggregate of 1,093,000 options were granted in 1995 and 1996 (excluding options held by employees of Colonial assumed by Liberty Financial in connection with its acquisition of Colonial), 1,013,250 of which remain outstanding (with 15,250 having been exercised and 64,500 having been forfeited) as of March 21, 1997. The original pool of shares authorized for issuance in respect of awards under the Plan (which pool also includes options granted under Liberty Financial's 1990 Stock Option Plan) is nearly exhausted. The amendments to the Plan approved by the Board include a new provision described below governing the number of shares issuable in the future under the Plan. In addition to seeking approval of the Plan as amended and restated, Liberty Financial is seeking approval of the Plan at this time so that certain awards made hereafter under the Plan may qualify as "performance-based" for purposes of regulations under Section 162(m) of the Code.

Purpose

     The Plan is designed to create and enhance significant ownership of Liberty Financial Common Stock by key officers and employees of Liberty Financial and its affiliates. Liberty Financial believes that stock-based compensation awards under the Plan provide a meaningful incentive to participants to make substantial contributions to Liberty Financial's future success, enhance Liberty Financial's ability to attract and retain persons who will make such contributions, and help ensure that Liberty Financial has competitive compensation opportunities for its key officers and employees. By furthering these objectives, the Plan is intended to benefit the interests of Stockholders.


     The following summary of the Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan (as amended), which is attached as Appendix A to this Proxy Statement.

Administration

     The Plan is administered by the Compensation and Stock Option Committee (the "Committee"). Except as described below, the Committee will have full authority to select eligible individuals to receive awards under the Plan and to determine the terms of awards, including vesting schedules, price, performance standards, length of any performance restriction or option period, post-retirement and termination rights and payment alternatives. The Committee also will have the authority to interpret the terms of the Plan and of awards made under the Plan, to adopt, amend and rescind rules and guidelines for the administration of the Plan and to decide all questions and settle all controversies and disputes which may arise in connection with the Plan. The Committee has established a sub-committee consisting of each member of the Committee other than Mr. Countryman, who for purposes of Rule 16b-3 under the Exchange Act is not considered to be a disinterested director of Liberty Financial. This subcommittee has exclusive authority for approving transactions involving equity securities of the Company (including acquisitions [such as grants and other awards] and dispositions [such as redemptions and other repurchases] of equity securities of Liberty Financial) under benefit plans administered by the Committee involving officers subject to the provisions of
Section 16 under the Exchange Act.

     Membership of the Committee currently is constituted consistent with qualification under the performance- based exception from the deductibility limits set forth in Section 162(m) of the Code and the regulations thereunder for those awards that are intended to qualify for such exception.


Eligibility

     Persons who are eligible to receive awards under the Plan include key employees, non-employee directors and individuals performing services for Liberty Financial, all as selected by the Committee. In 1995 and 1996, a total of 85 and 107 individuals, respectively, received awards under the Plan.

Shares Available For Issuance

     Currently, the Plan limits to a specified numerical cap the number of shares that may be issued under the Plan. As amended, from and after the Meeting, awards may be issued in any year ("award year") providing (pursuant to the exercise of stock options or SARs, as restricted stock or unrestricted stock, in payment of performance shares, or in payment of or pursuant to other awards) for the issuance of not more than two percent (2.0%) of the total number of shares of Common Stock outstanding as of the December 31 next preceding the award year. There were 28,705,015 shares of Common Stock outstanding as of December 31, 1996. Accordingly, up to 574,100 shares would be available under this provision for grant during 1997 (the first award year under the Plan, as amended).

     In addition, there shall be available for awards under the Plan in any award year, in excess of Shares available for grant during such award year pursuant to such 2% limit (i) shares represented by awards under the Plan granted from and after May 13, 1997 which shall have been canceled, forfeited or terminated or which expire unexercised (with the exceptions of the termination of an SAR granted in tandem with a stock option upon the exercise of the related stock option, and the termination of a related stock option upon the exercise of such a corresponding SAR); and (ii) the excess amount of variable awards granted from and after May 13, 1997 which become fixed at less than their maximum limitations.

     For purposes of calculating the total number of shares of Common Stock available for grants of awards, the grant of a performance share is deemed to be equal to the maximum number of shares of Common Stock which may be issued under the award, and where the value of an award is variable on the date it is granted, the value is deemed to be the maximum limitation of the award. Awards payable solely in cash will not reduce the number of shares of Common Stock available for awards granted under the Plan.

     In addition to the annual share limits described above, over the term of the Plan, no more than 10,000,000 shares of Common Stock may be issued under incentive stock options ("ISOs").

     In addition, without regard to the foregoing limit, the Company may issue awards under the Plan in connection with the acquisition of other entities or businesses in replacement of stock-based awards held by employees or other persons associated with the acquired entity or business.

     The amendment of the Plan would not affect awards heretofore granted under the Plan (which consist solely of stock options).

     Shares of Common Stock issued under the Plan may consist of authorized but unissued shares, treasury shares or previously issued shares reacquired by Liberty Financial, including shares purchased on the open market.

Transferability of Awards

     Currently under the Plan, awards may not be transferred, except in limited circumstances under the laws of descent and distribution. As amended, the Committee would be given discretionary authority to permit greater transferability in the case of any award, including transfers to members of the participant's family. In no event shall an ISO be transferable other than as permitted under the rules prescribed in the Code with respect to ISOs.

Awards

     Stock Options

     The Committee may grant ISOs, non-qualified stock options or a combination thereof. The exercise price for non-qualified stock options must be at least 50% of the fair market value of the underlying stock at the time of grant, and the exercise price for ISOs cannot be less than 100% of the fair market value of the underlying stock at the time of grant. Options expire ten years after the grant date.

     Stock Appreciation Rights

     SARs entitle the recipient to receive a cash payment equal to the appreciation in value of a share of Common Stock from the initial grant to the date the recipient elects to exercise the SAR, or until the date the SAR expires. SARs may be granted either on a stand alone basis or in tandem with stock options or other types of awards; for example, the participant may exercise a stock option and thereby acquire shares of Common Stock, or, alternatively, the participant may exercise an SAR and receive a payment equal to the appreciation in value of the option shares. When the SAR is exercised, the Committee may elect to pay the award in the form of shares of Common Stock or cash, or some combination.

     Restricted and Unrestricted Stock

     Grants of restricted stock involve the issuance of shares of Common Stock to the recipient subject to transfer restrictions and forfeiture to Liberty Financial if certain conditions (such as continuation of employment and/or performance-based criteria) are not satisfied by the recipient. As the conditions are satisfied, the forfeiture restrictions "lapse" and the recipient is then free to hold or sell the shares free of the restrictions. Grants of unrestricted stock involve the issuance of shares of Common Stock, free of any transfer or forfeiture restrictions.

     Performance Shares

     Grants of performance shares involve setting performance goals and a certain amount of bonus to be paid if the performance goals are fully satisfied, or some part of the bonus if the performance goals are not fully satisfied. The performance goals may be individual or group- or business unit- or Liberty Financial-wide goals. The award may be converted into a specified number of shares of Common Stock at the time the goals are established, with the payoff, after satisfaction of the goals, being made in the number of shares of Common Stock or their current value at that time. All rights with respect to performance shares shall be available only during a participant's lifetime, and each performance shares award agreement shall specify the participant's (and his or her beneficiary's ) rights in the event or retirement, death or other termination of employment.

     Other Awards

     The Plan also authorizes supplemental cash grants that may made to assist a recipient in the payment of income taxes associated with awards under the Plan. In addition, the Plan authorizes the grant of other types of awards that are consistent with the terms of the Plan.

     1996 Awards

     The following table sets forth the number of outstanding options granted during 1996 under the Plan to the specified individuals and groups.

Name                                                         Number of Options
----                                                         -----------------
Kenneth R. Leibler                                                  60,000
Harold C. Cogger                                                    18,000
John W. Rosensteel                                                  15,000
C. Allen Merritt                                                    18,000
John A. Benning                                                     15,000
All current executive officers as a group (12 persons)             208,000
All employees who were not executive officers as a group           404,000

Adjustment of Awards

     The Plan provides that the number and kind of shares which may be awarded under the Plan or which are subject to outstanding awards, as well as the option or grant price of any award, will be subject to adjustment in the event of a stock dividend, stock split or other change in corporate structure or capitalization or certain other transactions which, in the determination of the Committee, would affect such shares.

Amendments

     Currently, amendments to the Plan must be approved by the Board. Certain amendments must be approved by Stockholders. As amended, amendments could be approved by the Board or the Committee. Such future amendments will not require Stockholder approval under the Plan. Liberty Financial may continue to seek Stockholder approval of amendments in the future in order to comply with applicable requirements of the New York Stock Exchange or other exchanges on which its shares are listed, Section 422 of the Code (pertaining to ISOs),
Section 162(m) of the Code or other applicable legal requirements.

Certain Federal Income Tax Consequences of Options and SARs under the Plan

     The following is a summary of the principal federal income tax consequences associated with stock options and SARs granted under the Plan. It does not describe all federal tax consequences associated with stock options and SARs, nor does it describe foreign, state or local tax consequences associated with such awards.

     Stock Options

     General. No taxable income or deduction results by reason of the grant of a stock option under the Plan. The income tax treatment associated with the exercise of non-qualified stock options and the exercise of ISOs are summarized below. Special rules may apply where the exercise price of a stock option is paid by tendering previously owned shares of stock, or where the shares acquired upon exercise are subject to restrictions under the Plan.

     Non-qualified stock options. In general, the participant will recognize upon exercise of a non-qualified stock option taxable ordinary income (subject to withholding) equal to the value of the Common Stock acquired upon exercise minus the exercise price. Liberty Financial will be entitled to a corresponding deduction provided certain wage-reporting requirements are satisfied. Any gain or loss upon a subsequent sale or exchange of the shares will be a capital gain or loss, long-term or short-term, depending on the applicable holding period for the shares. Liberty Financial will not be entitled to a deduction with respect to any such subsequent gain or loss.

     Incentive stock options. No ordinary income to the participant and no deduction for Liberty Financial results upon the exercise of an ISO, although the participant may in some cases incur alternative minimum tax liability by reason of the exercise. If the participant holds shares acquired upon exercise of an ISO for at least one year after exercise and at least two years from the date of grant of the option, any gain or loss recognized upon a subsequent sale or exchange of the shares will be a long-term capital gain or loss for which Liberty Financial will not be entitled to a deduction. With limited exceptions, if the participant disposes of any ISO shares before satisfying these holding periods, the participant will have ordinary income at time of disposition equal to the excess (if any) of the value of those shares at time of exercise over the exercise price, and Liberty Financial will be entitled to a corresponding deduction. Any additional gain recognized in connection with the disposition will be treated as capital gain, short-term or long-term, depending on the applicable holding period for the shares. Liberty Financial will not be entitled to a deduction with respect to any such additional gain. For purposes of these rules, in general, an ISO that is exercised more then three months following termination of employment is treated as a non-qualified stock option, as are ISOs to the extent they first become exercisable in any calendar year for shares having a grant-date value in excess of $100,000.

     Stock Appreciation Rights

     In general, when an SAR is exercised, the participant will recognize ordinary income, and Liberty Financial will be entitled to a deduction, equal to the amount of cash and the fair market value of any property delivered in satisfaction of the exercise.

Section 162(m) of the Code

     Section 162(m) of the Code generally limits an employer's income tax deduction for compensation paid to each of its CEO and its four other most highly compensated officers ("Section 162(m) employees") to $1,000,000 per officer per year. The deduction limitation of Section 162(m) does not apply, however, to certain performance-based compensation arrangements, including plans which establish specific performance goals and/or limits on awards, which are administered by a committee composed exclusively of "outside" directors, which are disclosed to and approved by the stockholders of the public company and (with respect to performance goals) which are certified as to completion and satisfaction by such committee before payment or vesting. Furthermore, in the case of Liberty Financial, because the Plan was adopted before Liberty Financial became a public company, options heretofore granted under the Plan to Section 162(m) employees will not be subject to the deduction limit of Section 162(m).

     The Plan includes provisions and limits on awards which are intended to enable awards granted in the future to Section 162(m) employees under the Plan to be exempt from the deduction limitation of Section 162(m). The Committee retains the discretion to determine whether awards under the Plan to Section 162(m) employees should satisfy the performance-based criteria of Section 162(m). Accordingly, the Committee, in the exercise of such discretion, will determine whether or not to activate such provisions and limits. These provisions and limits can be summarized as follows:

     [bullet] The maximum number of shares of Common Stock subject to stock options that could be granted to any single participant during any calendar year would be 300,000.

     [bullet] Similarly, the maximum number of SARs or shares of restricted stock that could be granted to any single participant during any calendar year in each case also would be 300,000.

     [bullet] The maximum payout to any Section 162(m) employee with respect to performance shares granted in any one year would be $1,000,000.

     [bullet] The exercise price of stock options granted to Section 162(m) employees would not be less than fair market value on the date of grant.

     [bullet] In the case of awards of restricted stock and performance shares, such awards would be made subject to performance measures selected by the Committee from the following alternatives: (i) earnings per share,

              (ii) share price, (iii) pre-tax operating profits, (iv) net income, (v) return on equity or assets, (vi) revenues or expenses,
              (vii) product sales, (viii) market share, or (ix) any combination of the foregoing. Performance measures may be formulated in respect of the performance of Liberty Financial and its subsidiaries, a subsidiary, or a another business unit or units. Performance measures could be absolute or relative and could be expressed in terms of a progression within a specified range.

     Section 162(m) requires that, in order for the exemption from the limitation on deduction with respect to performance-based awards issued under the Plan to be available, the Plan must be approved by Stockholders. Approval of
Item 2 is intended to satisfy the Stockholder approval requirement of Section 162(m).

Effective Date and Term

     A vote "FOR" Item 2 will constitute a vote in favor of the Plan as amended. Subject to approval by Stockholders, the Plan as amended will become effective as of May 13, 1997, and awards may be made under the Plan as amended from and after that date. No awards may be made under the Plan after May 13, 2007, but awards granted before then may extend beyond that date.

                     THE BOARD OF DIRECTORS RECOMMENDS THAT
                     STOCKHOLDERS VOTE FOR THE AMENDED AND
                        RESTATED 1995 STOCK OPTION PLAN

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

                     Matters Pertaining to Liberty Mutual

     General

     Prior to the acquisition of Colonial in March, 1995, Liberty Financial was an indirect wholly owned subsidiary of Liberty Mutual. As of the Record Date, Liberty Mutual owned (indirectly through LFC Holdings) approximately 81.5% of the outstanding shares of Common Stock and approximately 80.5% of the combined voting power of the outstanding Common Stock and Preferred Stock.

     Liberty Mutual is a Massachusetts-chartered property and casualty mutual insurance company with more than $22.7 billion in assets and $5.6 billion in surplus at December 31, 1996. The principal business activities of Liberty Mutual's subsidiaries and affiliates (other than Liberty Financial) are property-casualty insurance, insurance services and life insurance (including group life and health insurance products) marketed through its own sales force.

     Although at present 17 of Liberty Financial's directors are also directors of Liberty Mutual, Liberty Financial's operations are separate from, and generally have been conducted independently of, Liberty Mutual and its other business activities. Liberty Financial and its operating subsidiaries have their own personnel responsible for operations, strategic planning, marketing, finance, administration, human resources, accounting, legal and other management functions.

     Reimbursement of Certain Direct Costs and Intercompany Agreement

     Liberty Mutual from time to time has provided management, legal, internal audit and treasury services to Liberty Financial, as well as to other Liberty Mutual subsidiaries which services are of the type normally performed by a parent company's corporate staff. In connection with the Colonial acquisition, Liberty Financial and Liberty Mutual entered into an Intercompany Agreement (the "Intercompany Agreement") governing ongoing services provided by Liberty Mutual to Liberty Financial. Under the Intercompany Agreement, such services are provided only as requested by Liberty Financial and may include legal, tax, treasury and certain other services. Liberty Financial pays Liberty Mutual a fee based upon Liberty Mutual's direct costs allocable to the services provided, and reimburses Liberty Mutual for all associated out of pocket fees and expenses incurred by it. The agreement provides for estimated quarterly payments and subsequent adjustments thereto based upon actual experience. For 1996, Liberty Financial paid Liberty Mutual $624,000 for services under the Intercompany Agreement.

     The Intercompany Agreement also provides that, during any period in which Liberty Mutual owns at least 20% of the voting power of the outstanding capital stock of Liberty Financial, Liberty Financial will provide Liberty Mutual with certain financial and other information. During any period in which Liberty Mutual owns at least 50% of the voting power of the outstanding capital stock of Liberty Financial or in which Liberty Mutual is required or elects to consolidate Liberty Financial's financial results in its own financial statements, Liberty Financial must obtain Liberty Mutual's prior written consent to any significant changes in accounting principles of Liberty Financial.

     In addition, the Intercompany Agreement provides that Liberty Financial will indemnify Liberty Mutual, its subsidiaries (other than Liberty Financial and its subsidiaries), and each of their respective officers, directors, employees, and agents against losses from third-party claims based on, arising out of or resulting from (i) the activities of Liberty Financial or its subsidiaries (including without limitation liabilities under the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act and other securities laws) and (ii) any other acts or omissions arising out of performance of the Intercompany Agreement.

     Tax Sharing Agreement

     Liberty Financial and its subsidiaries (except for Keyport Life Insurance Company ["Keyport"] and its subsidiaries, each of which filed a separate federal income tax return through 1993) have been included in the consolidated federal income tax return filed by Liberty Mutual. In accordance with the Code, Liberty Mutual expects to include Liberty Financial and its subsidiaries in its consolidated federal income tax return so long as Liberty Mutual continues to own at least 80% of the outstanding stock of Liberty Financial (determined by both vote and value). Prior to 1994, when Keyport and its subsidiaries became eligible for inclusion in Liberty Mutual's consolidated tax return, each of Keyport and its subsidiaries determined separately its liability for federal income taxes.

     Liberty Financial and Liberty Mutual have entered into a formal Tax Sharing Agreement (the "Tax Sharing Agreement"). The Tax Sharing Agreement, effective for taxable years beginning on or after January 1, 1990, provides for the allocation between Liberty Financial and Liberty Mutual of the liability for federal income taxes and foreign, state, and local income, franchise, or excise taxes, and details the methodology and procedures for determining the payments or reimbursements to be made by or to Liberty Financial with respect to such taxes.

     The Tax Sharing Agreement generally provides, among other things, that Liberty Financial will pay to Liberty Mutual an amount for federal income tax purposes determined as if Liberty Financial filed a separate consolidated federal income tax return for Liberty Financial and its subsidiaries (i.e., as if Liberty Financial were the common parent of an affiliated group including its subsidiaries but not including Liberty Mutual and its other subsidiaries [in each case excluding Keyport and its subsidiaries for periods prior to 1994]), regardless of the amount of federal income tax shown on the actual consolidated federal income tax return filed by Liberty Mutual on behalf of its entire affiliated group (including Liberty Financial and its subsidiaries). The determination of the amounts to be paid by Liberty Financial pursuant to the Tax Sharing Agreement generally will take into account carryovers and carrybacks of net operating losses and other attributes, again as if Liberty Financial and its subsidiaries (other than Keyport and its subsidiaries for periods prior to 1994) independently filed a consolidated federal income tax return.

     The Tax Sharing Agreement further provides that Liberty Financial will pay to Liberty Mutual amounts for foreign, state, or local income, franchise, or excise taxes on a basis consistent with the methodology for determining federal income tax payments, except that Liberty Financial generally will not be required to pay for a taxable year an amount that exceeds the total liability shown on the combined, joint, consolidated, or similar return actually filed on behalf of Liberty Mutual and/or any of its other subsidiaries together with Liberty Financial and/or any of its subsidiaries (with subsequent adjustments as appropriate, however, to be taken into account where tax payments have been so limited in a prior year).

     The Tax Sharing Agreement also provides for procedures with respect to adjustments to tax payments or reimbursements resulting from audits or other proceedings with respect to taxable years for which Liberty Financial and/or its subsidiaries have been included with Liberty Mutual and/or its other subsidiaries in any consolidated federal income tax return or any combined, joint, consolidated, or similar foreign, state, or local income, franchise, or excise tax return. In addition, while the Tax Sharing Agreement generally applies to taxable years in which Liberty Financial has been or will be included in a consolidated federal income tax return filed by Liberty Mutual, it also contains provisions that may affect carryovers or carrybacks of net operating losses or other tax attributes from or to taxable years prior or subsequent to such consolidation.

     For 1996, Liberty Financial paid Liberty Mutual $39.9 million pursuant to the Tax Sharing Agreement.

     As the common parent of an affiliated group filing a consolidated federal income tax return and under the terms of the Tax Sharing Agreement, Liberty Mutual has various rights. Among other things, it is the sole and exclusive agent for Liberty Financial in any and all matters relating to the U.S. income tax liability of Liberty Financial, it has sole and exclusive responsibility for the preparation and filing of the U.S. consolidated federal income tax return for such affiliated group, and it has the power, in its sole discretion, to contest or compromise any asserted tax adjustment or deficiency and to file, litigate, or compromise any claim for refund on behalf of Liberty Financial.

     Registration Rights Agreement

     In connection with the Colonial acquisition, Liberty Financial and Liberty Mutual entered into a Registration Rights Agreement (the "Liberty Mutual Registration Rights Agreement") which, among other things, provides that Liberty Financial will, upon Liberty Mutual's request, register under the Securities Act any of the shares of Common Stock currently held indirectly or hereafter acquired directly or indirectly by Liberty Mutual (including, therefore, all shares held by LFC Holdings) for sale in accordance with Liberty Mutual's intended method of disposition thereof, and will take such other actions necessary to permit the sale thereof in other jurisdictions. Liberty Mutual has the right to request up to three such registrations per year, subject to certain minimum share requirements. Liberty Mutual has agreed to pay the costs and expenses in connection with each such registration of its shares. Liberty Financial has the right (exercisable not more than once in any 12-month period) to require Liberty Mutual to delay any exercise by Liberty Mutual of such rights to require registration and other actions under the agreement for a period of up to 120 days if Liberty Financial determines, and the underwriters selected by Liberty Financial concur, that any other offerings by Liberty Financial then being conducted or about to be conducted would be adversely affected, or if Liberty Financial determines that it would be required to disclose publicly material business information which would cause a material disruption of a major corporate development then pending or in progress or that such registration would have other material adverse consequences.

     Liberty Mutual also has the right, which it may exercise at any time and from time to time in the future, to include the shares of Common Stock held directly or indirectly by it in certain other registrations of common equity securities of Liberty Financial initiated by Liberty Financial on its own behalf. Liberty Mutual has agreed to pay its pro rata share of all costs and expenses in connection with each such registration.

     Each of Liberty Financial and Liberty Mutual will indemnify the other, and the officers, directors and controlling persons of the other, against certain liabilities arising in respect of any registration or other offering covered by the registration rights under the Liberty Mutual Registration Rights Agreement.

     Certain Other Transactions Involving Liberty Mutual

     Immediately prior to the Colonial acquisition, Liberty Mutual and two of its affiliates loaned an aggregate of $100.0 million (collectively, the "Colonial Acquisition Loan") to Liberty Financial, the proceeds of which were used to fund the cash portion of the purchase price in the acquisition. The Colonial Acquisition Loan is evidenced by notes in the aggregate principal amount of $100.0 million bearing interest at up to 8.5% per annum, payable semiannually. The entire principal amount of such notes is payable on the tenth anniversary of issuance. Liberty Mutual and its affiliates have the right to accelerate Liberty Financial's obligations under the Colonial Acquisition Loan if Liberty Mutual ceases to own a majority of the outstanding Common Stock. The Colonial Acquisition Loan is subject to a prepayment penalty in the form of a "make whole" provision. Under the "make whole" provision, the prepayment penalty would be an amount equal to the present value, as of the prepayment date, of the loss of investment income resulting from the interest rate differential on the principal amount prepaid between 8.5% and the yield to maturity, as of such date, on U.S. Government Securities maturing on the due date of the Colonial Acquisition Loan notes.

     In January, 1995, a wholly owned subsidiary of Liberty Financial issued a $30.0 million principal amount promissory note to LFC Holdings. This note bears interest, payable semi-annually, at 8.0% per annum, with the entire principal amount being payable (without scheduled mandatory prepayments) on March 31, 2000. Such note may be prepaid without penalty or premium at any time.

     In December, 1993, an affiliate of Liberty Mutual made a loan in the principal amount of $75.0 million to Liberty Financial. In connection with the financing for Liberty Financial's acquisition in April, 1995 of Newport Pacific Management, Inc. ("Newport Pacific"), an affiliate of Liberty Mutual loaned approximately $24.0 million to Liberty Financial. At that time, both of these loans were combined into a single note in the principal amount of $99.0 million which bears interest at 8.0% per annum. This note is due and payable on March 31, 2000, and may be prepaid, without penalty or premium, at any time.

     Liberty Financial made all required interest payments on the above-described indebtedness to Liberty Mutual and its affiliates during 1996.

     Colonial is a party to a revolving credit agreement with The First National Bank of Boston and certain other lenders pursuant to which the lenders have agreed to lend up to $80.0 million to Colonial. The proceeds of the loans made under this credit agreement are used to finance the sale of shares of the mutual funds sponsored by Colonial which are sold without front-end sales loads. Liberty Mutual has guaranteed such loans. As consideration for this guarantee, Liberty Mutual receives a fee from Colonial equal to the sum of (i) a percentage of any interest rate and other savings which Colonial receives as a result of the guarantee, determined by subtracting the percentage equal to Liberty Mutual's direct or indirect equity interest from time to time in Liberty Financial, calculated on a fully diluted basis, from 100%, and (ii) 0.15% of the average outstanding borrowings under the credit agreement. The aggregate guarantee fee accrued in 1996 by Colonial for payment to Liberty Mutual was $151,000.

     Keyport has a sales arrangement with Liberty Life Assurance Company of Boston ("Liberty Life"), a subsidiary of Liberty Mutual which is licensed to sell variable annuity contracts in the State of New York. Liberty Life issues variable annuity contracts in New York with substantially the same policy terms and underlying investment options as Keyport's variable annuity products, the premiums for which are deposited in a separate account of Liberty Life. Keyport provides administrative services to Liberty Life with respect to such annuities. All contractual obligations in respect of such annuities are those of Liberty Life rather than of Keyport. Liberty Life charges the fees payable under the annuities, pays Keyport a fee designed to cover Keyport's expenses in administering these annuities, and retains the balance. During 1996 Liberty Life paid Keyport fees of $71,800 under these arrangements.

     In October, 1996, Liberty Financial sold to a wholly owned subsidiary of Liberty Mutual a wholly owned subsidiary of Liberty Financial which had provided real estate management services to certain affiliates of Liberty Mutual and certain third parties. The sales price was $2.1 million, the net book value of the transferred subsidiary.

     Newport Pacific provides investment management services to Liberty Mutual. Liberty Mutual paid Newport Pacific $398,000 for these services in 1996.

     In addition, Liberty Financial provides investment advisory services to oil and gas investment subsidiaries of Liberty Mutual. These subsidiaries reimburse Liberty Financial for all direct out-of-pocket costs for these services. These cost reimbursements totaled $727,200 in 1996.

     As of December 31, 1996, Liberty Mutual and Liberty Mutual Fire Insurance Company, an affiliate of Liberty Mutual, owned approximately 9.4% and 1.0%, respectively, of the outstanding shares of beneficial interest of Liberty ALL-STAR Equity Fund, a closed-end fund listed on the New York Stock Exchange. All of such shares were purchased in open market transactions. Liberty Asset Management Company, a Liberty Financial subsidiary, is the investment adviser to this fund.

     The existing and proposed agreements between Liberty Financial and Liberty Mutual may be modified in the future and additional transactions or agreements may be entered into between Liberty Financial and Liberty Mutual. Conflicts of interest could arise between Liberty Financial and Liberty Mutual with respect to any of the foregoing, or any future agreements or arrangements between them. Neither Liberty Mutual nor Liberty Financial has instituted, or has any current plans to institute, any formal plan or arrangement to address any possible conflicts of interest.

                          Certain Other Transactions

     In connection with the Colonial acquisition, Liberty Financial and C. Herbert Emilson and John A. McNeice, Jr. entered into a Registration Rights Agreement with respect to Common Stock of Liberty Financial obtained by Messrs. Emilson and McNeice in the Colonial acquisition. Mr. Emilson is a Director of Liberty Financial. Mr. McNeice was a Director of Liberty Financial prior to December 31, 1996. The agreement provides that Messrs. Emilson and McNeice will have the right, which they may exercise at any time and from time to time, to include the shares of Common Stock held directly or indirectly by them in certain registrations of common equity securities of Liberty Financial initiated by Liberty Financial on its own behalf. Liberty Financial will be required to pay substantially all of the costs and expenses in connection with each such registration. Each of Liberty Financial and Messrs. Emilson and McNeice will indemnify the other, and the affiliates of the other, against certain liabilities arising in respect of any registration or other offering covered by the registration rights under such Registration Rights Agreement.

     Hans P. Ziegler, who is Chief Executive Officer of Stein Roe and an executive officer of Liberty Financial, obtained interest-free loans from Liberty Financial during 1995 in the aggregate principal amount of $583,411. The loans were made on a limited recourse basis, with Mr. Ziegler's repayment obligation limited to the sales proceeds to be received from certain residential real estate owned by him. The loans were secured by mortgages on this real estate. Liberty Financial extended these loans in fulfillment of a commitment made to Mr. Ziegler at the time he was hired by Stein Roe to finance his relocation and protect him on the sale of his former principal residence. In 1996, the real estate securing these loans was sold for aggregate proceeds of $353,634. This amount was credited to reduce the balance of these loans. Pursuant to such commitment, the remaining balance of $229,777 was forgiven and Liberty Financial paid a bonus in the amount of $212,111 to Mr. Ziegler in respect of his estimated tax liabilities arising from imputed interest in respect of such loans, such debt forgiveness and the payment of the bonus.

                            INDEPENDENT ACCOUNTANTS

     The consolidated financial statements of Liberty Financial for the year ended December 31, 1996 have been audited and reported upon by Ernst & Young LLP ("E&Y"). Similarly, E&Y will serve as the independent auditors of Liberty Financial for 1997. Representatives of E&Y are expected to be present at the Meeting to respond to appropriate questions and will have the opportunity to make a statement if they so desire.

     For fiscal years prior to 1996, the consolidated financial statements of Liberty Financial were audited and reported on by KPMG Peat Marwick LLP ("KPMG"). On March 13, 1996, following a competitive proposal process, Liberty Financial's Audit Committee terminated KPMG's appointment as Liberty Financial's independent accountants effective March 14, 1996, and voted to recommend to the Board of Directors that E&Y be appointed as Liberty Financial's independent accountants for fiscal 1996. The Board of Directors approved this recommendation on April 10, 1996.

     In connection with the audits of Liberty Financial's consolidated financial statements for the two fiscal years in the period ended December 31, 1995, and the subsequent interim period through March 14, 1996, there were no disagreements between Liberty Financial and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to KPMG's satisfaction would have caused KPMG to make reference to the subject matter of the disagreement in connection with KPMG's audit report on the consolidated financial statements of Liberty Financial. In addition, the audit reports of KPMG on the consolidated financial statements of Liberty Financial as of and for the two fiscal years ended December 31, 1995 did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles.

          SUBMISSION OF STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Stockholders who wish to submit proposals pursuant to Rule 14a-8 under the Exchange Act at the 1998 Annual Meeting of Stockholders will be required to deliver the proposals to Liberty Financial on or prior to December 12, 1997. Liberty Financial's Restated By-Laws also contain certain provisions which impose additional requirements upon the submission by stockholders of nominees for election to the Board of Directors and other Stockholder proposals. Please forward any such proposals or the required notices to the Clerk of Liberty Financial, John A. Benning, c/o Liberty Financial Companies, Inc., 600 Atlantic Avenue, Suite 2400, Boston, Massachusetts 02210-2214.

                                    BY-LAWS

     A copy of the Restated By-Laws, as amended, of Liberty Financial may be obtained without charge by a Stockholder upon written request addressed to the Clerk of Liberty Financial at the address set forth above under "SUBMISSION OF STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING." Copies of the such Restated By-Laws also will be made available at the Meeting.

                           EXPENSES OF SOLICITATION

     Liberty Financial will bear the cost of preparing, assembling and mailing the Notice, Proxy Statement and form of proxy for the Meeting. Solicitation of proxies will be primarily through the use of the mails, but employees of Liberty Financial may solicit proxies, by personal interview, by telephone or by other means of communication, without additional compensation. Liberty Financial will also provide persons, firms, banks and corporations holding shares in their names, or in the names of their nominees, which in either case are beneficially owned by others, proxy material for transmittal to such beneficial owners and reimburse such record holders for their reasonable expenses in so doing.

                                 OTHER MATTERS

     Liberty Financial has no knowledge of any matters to be presented for action by the Stockholders at the Meeting other than as set forth above. However, the enclosed proxy gives discretionary authority to the persons named therein to act in accordance with their best judgment in the event that any additional matters should be presented.

                                 ANNUAL REPORT

     A copy of Liberty Financial's Annual Report to Stockholders for the year ended December 31, 1996, which includes financial statements, has been mailed to Stockholders in advance of the mailing of this Proxy Statement. The Annual Report is not to be regarded as proxy soliciting material.

     Copies of Liberty Financial's Annual Report to Stockholders and of its Annual Report to the Securities and Exchange Commission on Form 10-K for the year ended December 31, 1996 will be made available at the Meeting and also may be obtained without charge by any Stockholder upon written request addressed to William Rice, Director of Corporate Communications, Liberty Financial Companies, Inc., 600 Atlantic Avenue, Suite 2400, Boston, Massachusetts 02210-2214.

                                          By Order of the Board of Directors,

                                          John A. Benning
                                          Clerk

Dated: April 11, 1997

                                                                     Appendix A

                       LIBERTY FINANCIAL COMPANIES, INC.

                             AMENDED AND RESTATED

                           1995 STOCK INCENTIVE PLAN

     (as amended and restated to reflect amendments proposed to be adopted at the 1997 Annual Meeting of Stockholders)

                                --------------

     1. Purpose. The purpose of the Liberty Financial Companies, Inc. 1995 Stock Incentive Plan (the "Plan") is to advance the interests of Liberty Financial Companies, Inc. (the "Company"), and its present and future Affiliates by strengthening the ability of the Company and its Affiliates to attract, retain and motivate key employees, directors, and consultants to the Company by providing incentives, opportunities and favorable terms for them to acquire stock of the Company and to receive other Awards.

     The Plan shall be administered by the Board of Directors of the Company (the "Board") and the Compensation and Stock Option Committee of the Board, or another committee or persons designated by the Board, as provided in Section 15 (the "Committee").

     2. Participation. The Committee shall have exclusive power (except as may be delegated by the Committee as provided in Section 15 herein) to select the key employees, directors and other individuals performing services for the Company and its Affiliates who shall be eligible individuals who may participate in the Plan and be granted Awards under the Plan. Eligible individuals may be selected individually or by groups or categories, as determined by the Committee in its discretion. As used herein the term "Participant" means each eligible individual to whom an Award has been made under any provision of the Plan.

     3. Awards Under the Plan.

     3.1. Types of Awards. Awards under the Plan ("Awards") may include, but need not be limited to, one or more of the following types, either alone or in any combination thereof: (i) "Stock Options"; (ii) "Stock Appreciation Rights";
(iii) "Restricted Stock"; (iv) "Unrestricted Stock"; (v) "Performance Shares";
(vi) "Loans"; (vii) "Supplemental Cash Grants"; and (viii) any other type of Award deemed by the Board in its discretion to be consistent with the purposes of the Plan.

     Stock Options, which include "Nonqualified Stock Options" and "Incentive Stock Options" or combinations thereof, are rights to purchase common stock, $0.01 par value, of the Company ("Shares" or "Stock"). Nonqualified Stock Options and Incentive Stock Options are subject to the terms, conditions and restrictions specified in Section 4.

     Stock Appreciation Rights are rights to receive (without payment to the Company) cash, Shares, other securities of the Company (which may include, without limitation, preferred stock, debentures, warrants, securities convertible into common stock or other property, and any other securities including those of the Company or an Affiliate, or any combination thereof ("Other Securities")), or other forms of payment, or any combination thereof, as determined by the Committee, based on the increase in the value of the number of Shares specified in the Stock Appreciation Right. Stock Appreciation Rights are subject to the terms, conditions and restrictions specified in Section 5.

     Restricted Stock are Shares which are issued subject to terms, conditions and restrictions specified in Section 6. Unrestricted Stock are Shares issued without restrictions as described in Section 6.

     Performance Shares are contingent awards, subject to the terms, conditions and restrictions described in Section 7, under which the Participant may become entitled to receive cash, Shares, Other Securities, or other forms of payment, or any combination thereof, as determined by the Committee.

     Loans and Supplemental Cash Grants are other Awards which may be made subject to the terms described in Section 8.

   3.2. Maximum Number of Shares That May be Issued.

     (a) There may be issued under the Plan any and all shares as shall be issuable under Stock Options issued and outstanding as of May 12, 1997 (the date prior to the Company's 1997 Annual Stockholders' Meeting, at which certain amendments to the Plan were approved) in accordance with the respective terms of such Stock Options (including, without limitation, any adjustments pursuant to Section 13). In addition, from and after May 13, 1997, there may be issued under the Plan (as Restricted Stock or Unrestricted Stock, in payment of Performance Shares, pursuant to the exercise of Stock Options or Stock Appreciation Rights, or in payment of or pursuant to the exercise of other Awards) in any calendar year ("Award Year") Awards providing for the issuance of an amount of Shares not exceeding two percent (2.0%) of the total number of Shares outstanding as of the December 31 next preceding the applicable Award Year. At any time during an Award Year such two percent (2.0%) limit shall be calculated (i) first, after giving effect to the issuance of Awards during such Award Year and (ii) second, after taking into account whether any Awards previously issued during such Award Year shall have been forfeited or otherwise shall have expired or terminated, in whole or in part, without having been exercised or paid in Shares.

     (b) In addition, there shall be available for Awards under the Plan in any Award Year, in addition to Shares available for grant during such Award Year pursuant to paragraph (a) above, (i) shares in respect of Awards granted from and after May 13, 1997 which shall have been canceled, forfeited, terminated or which expire unexercised (with the exceptions of the termination of a Stock Appreciation Right granted in tandem with a Stock Option upon the exercise of the related Stock Option, and the termination of a related Stock Option upon the exercise of such a corresponding Stock Appreciation Right) and (ii) the excess amount of variable Awards granted from and after May 13, 1997 which become fixed at less than their maximum limitations. In each case the amounts provided by this paragraph (b) shall be subject to adjustment as provided in Section 13.

     (c) For purposes of the foregoing provisions of this Section 3.2, (i) at any time during an Award Year, Shares subject to an Award first shall be charged against the limitation created by paragraph (a) above until such limitation for such Award Year shall have been exhausted and thereafter shall be charged against the amount available under paragraph (b) above, (ii) the grant of a Performance Share shall be deemed to be equal to the maximum number of Shares which may be issued upon payment of the Performance Share and (iii) where the value of an Award is variable on the date it is granted, the value shall be deemed to be the maximum limitation of the Award. Awards payable solely in cash shall be excluded in calculating the limitations established above in this Section 3.2.

     (d) Notwithstanding the foregoing provisions of this Section 3.2, the maximum number of Shares that may be issued under Incentive Stock Options awarded under the Plan from and after May 13, 1997, subject to adjustment in accordance with Section 13, shall be 10,000,000 Shares.

     (e) In addition, without regard to the foregoing limit, the Company may issue Awards under the Plan in connection with the acquisition of other entities or businesses in replacement of awards held by employees or other persons associated with the acquired entity or business. Such replacement Awards shall be subject to adjustment as provided in Section 13.

     (f) Shares issued pursuant to the Plan may be either authorized but unissued Shares, treasury Shares, reacquired Shares, or any combination thereof.

   3.3. Rights With Respect to Shares and Other Securities.

     (a) Unless otherwise determined by the Committee in its discretion, a Participant to whom an Award of Restricted Stock has been made (and any person succeeding to such a Participant's rights pursuant to the Plan) shall have, after issuance of a certificate for the number of Shares awarded (or after such Shares otherwise shall actually have been issued to or for the account of the Participant) and prior to the expiration of the Restricted Period (as defined in Section 6) or the earlier forfeiture of such Shares as herein provided, ownership of such Shares, including the right to vote the same and to receive dividends (including Shares issued upon reinvestment of cash dividends) or other distributions made or paid with respect to such Shares (provided that such Shares of Restricted Stock, and any new, additional or different Shares, or Other Securities, or other forms of consideration which the Participant may be entitled to receive with respect to such Shares of Restricted Stock as a result of a stock split, stock dividend or any other change in the capital structure of the Company, shall be subject to the restrictions hereinafter described as determined by the Committee in its discretion), subject, however, to the options, restrictions and limitations imposed thereon pursuant to the Plan. Notwithstanding the foregoing, a Participant with whom any agreement is made to issue Shares or Other Securities in the future shall have no rights as a shareholder with respect to Shares or Other Securities related to such agreement until issuance of a certificate to the Participant (or until such Shares or such Other Securities otherwise shall actually have been issued to or for the account of the Participant).

     (b) Unless otherwise determined by the Committee in its discretion, a Participant to whom a grant of Stock Options, Stock Appreciation Rights, Performance Shares or any other Award is made (and any person succeeding to such a Participant's rights pursuant to the Plan) shall have no rights as a shareholder with respect to any Shares or as a holder with respect to Other Securities, if any, issuable pursuant to any such Award until the date of the issuance of a certificate to the Participant for such Shares or such Other Securities (or until such Shares or such Other Securities otherwise shall actually have been issued to or for the account of the Participant). Except as provided in
         Section 13, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued (or such other issuance shall have occurred).

     3.4. Definitions of Certain Terms. Whenever the "Fair Market Value" of Shares or Other Securities or any other property must be determined pursuant to any provisions of the Plan, "Fair Market Value" shall be the amount determined by the Committee as follows:

      (i) if the Shares or Other Securities or other property are then traded on a securities exchange, the closing sale price on the principal market on which the Shares or Other Securities or other property are traded on the date in question (or if such price is not available on such date, on the business day closest to such date for which such price is available); or

     (ii) if the Shares or Other Securities or other property are then traded in the over-the-counter market, the mean between the closing bid and asked price of the Shares or Other Securities or other property on the date in question (or if such prices are not available on such date, on the business day closest to such date for which such prices are available), as such price is reported in a publication of general circulation selected by the Committee; or

    (iii) if the Shares or Other Securities or other property are not then actively traded on an exchange or in the over-the-counter market, the amount determined in good faith by the Committee.

     As used herein, a "parent corporation" is any corporation which is the owner of at least 50% of the total combined voting power of all classes of stock of the Company, and a "subsidiary corporation" is any corporation of which the Company is the owner of at least 50% of the total combined voting power of all classes of stock of such corporation. "Affiliate" means any entity in which the Company or any parent or subsidiary corporation has a substantial direct or indirect equity interest.

     An "eligible individual" shall be deemed to refer to any person eligible to receive an Award under the Plan and shall include (i) key employees, (ii) non-employee directors, and (iii) individuals performing services as non-employee independent contractors.

     "Section 162(m) employee" means a Participant who is one of the group of "covered employees," as defined in regulations promulgated under Section 162(m) of the Code.

     For purposes of this Plan, a Participant shall be deemed to have terminated his employment or performance of services for the Company and its Affiliates by reason of "Disability" if the Participant has incurred total and permanent disability as determined under the provisions of a Company or subsidiary corporation long-term disability program which is applicable to the Participant.


     "Cause" means a felony conviction of a Participant or the failure of a Participant to contest prosecution for a felony, or a Participant's misconduct or dishonesty, any of which is directly and materially harmful to the business or reputation of the Company or any Affiliate.

     "Retirement" means the Participant's retirement from active employment with the Company or an Affiliate (or ceasing to provide services as an independent contractor) within or after the calendar year the Participant attains age sixty
(60).

     4. Stock Options. The Committee may grant Stock Options either alone, or in conjunction with Stock Appreciation Rights or other Awards, either at the time of grant or by amendment thereafter, provided that an Incentive Stock Option may be granted only to an eligible individual who is an employee of the Company or its parent or subsidiary corporation. Incentive Stock Options are Stock Options which are intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Each Stock Option granted under the Plan shall be evidenced by an instrument ("Option Agreement") in such form as the Committee shall prescribe from time to time in accordance with the Plan which shall comply with the terms and conditions specified in this Section 4 and with such other terms and conditions, including, but not limited to, restrictions upon the Stock Option or the Shares issuable upon exercise thereof, as the Committee, in its discretion, shall establish.

     4.1. Option Price. The option price may be less than, equal to, or greater than, the Fair Market Value of the Shares subject to the option at the time the Stock Option is granted, as determined by the Committee, but in no event will the option price be less than 50% of the Fair Market Value of the underlying Shares at the time the Stock Option is granted; provided, however, that in the case of an Incentive Stock Option, the option price shall not be less than the Fair Market Value of the Shares at the time the Incentive Stock Option is granted, or if granted to an employee who owns stock representing more than ten percent of the voting power of all classes of stock of the Company or of its parent or subsidiary corporation (a "10% Employee"), such option price shall not be less than 110% of such Fair Market Value at the time the Incentive Stock Option is granted; and provided, further, that in the case of any Stock Option intended to satisfy the "performance-based" exemption under Section 162(m) of the Code, the option price shall not be less than the Fair Market Value of the Shares at the time the Stock Option is granted. However, in no event will the option price be less than the par value of such Shares.

     4.2. Number of Option Shares. The Committee shall determine the number of Shares to be subject to each Stock Option; provided, however, that if the Committee determines that a Stock Option should satisfy the "performance-based" exemption under Section 162(m) of the Code, the maximum number of Shares subject to Stock Options which may be granted to any single Participant during any calendar year is three hundred thousand (300,000). The number of Shares subject to an outstanding Stock Option may be reduced on a share-for-share or other appropriate basis, as determined by the Committee, to the extent that Shares under the Stock Option are used to calculate the cash, Shares, Other Securities, or other forms of payment, or any combination thereof, received pursuant to exercise of a Stock Appreciation Right attached to such Stock Option, or to the extent that any other Award granted in conjunction with such Stock Option is paid.

   4.3. Exercisability of Stock Options. A Stock Option shall not be exercisable, as follows:

     (a) in the case of any Incentive Stock Option granted to a 10% Employee, after the expiration of five (5) years from the date it is granted, and, in the case of any other Incentive Stock Option or any Nonqualified Stock Option, after the expiration of ten (10) years from the date it is granted; any Stock Option may be exercised during such period only at such time or times and in such installments as the Committee may establish in the Option Agreement;

     (b) unless payment in full is made for the Shares at the time of exercise and such payment shall be made in such form (including, but not limited to, cash, check, or if permitted by the Committee in the Option Agreement, by delivery to the Company of Shares, or a promissory note, or an irrevocable undertaking by a broker to deliver to the Company sufficient funds to pay the exercise price, or the surrender of another outstanding Award under the Plan, or any combination thereof) as the Committee may determine in its discretion;

     (c) unless the Participant has been, at all times during the period beginning with the date of the grant of the Stock Option and ending on the date of such exercise, employed by or otherwise performing services for the Company or an Affiliate, or a corporation substituting or assuming the Stock Option in a transaction to which Section 424(a) of the Code is applicable, except that:

       (i) unless otherwise provided in the Option Agreement, if the Participant ceases to perform services for the Company or an Affiliate because of Retirement or Disability, any unvested Stock Option or portion thereof shall fully vest, and following such Retirement or Disability the Participant may at any time within a period of three (3) years from the date of such Retirement or Disability exercise the Stock Option;

       (ii) unless otherwise provided in the Option Agreement, if the Participant ceases to perform services for the Company or an Affiliate because of the Participant's death, any unvested Stock Option or portion thereof shall fully vest, and the Participant's estate, personal representative or Beneficiary to whom it has been transferred pursuant to Section 14 (or any other permitted transferee in accordance with Section 16.3) may at any time within a period of three (3) years from the date of the Participant's death exercise the Stock Option;

       (iii) if the Participant ceases to perform services for the Company or an Affiliate for Cause, all Stock Options shall immediately expire and cease to be vested or exercisable, and the Participant shall have no further rights or claims with respect thereto;

       (iv) unless otherwise provided in the Option Agreement, if the Participant ceases to perform services for the Company or an Affiliate for any reason other than death, Disability or Retirement, or for Cause, any Stock Option or portion thereof which was not vested and exercisable shall imme-
            diately terminate and the optionee shall have no further rights or claims with respect thereto, and the Participant may at any time within a period of ninety (90) days from the date of such termination exercise the Stock Option to the extent that the Stock Option was exercisable by the Participant on the date the Participant ceased to perform services;

         provided, however, that the Committee may provide specifically in the Option Agreement or otherwise for such other period of time during which a Participant may exercise a Stock Option after termination of the Participant's services, subject to the overriding limitation that no Stock Option may be exercised to any extent by anyone after the date of expiration of the Stock Option.

     In the event that an Incentive Stock Option is exercised by a Participant after the exercise period that applies for purposes of treatment as an incentive stock option under Section 422 of the Code, such Stock Option shall thereafter be treated as a Nonqualified Stock Option.

     4.5. Restrictions on Incentive Stock Options. In the case of an Incentive Stock Option, the amount of aggregate Fair Market Value of Shares (determined at the time of grant of the Stock Option pursuant to Section 4.1) with respect to which incentive stock options are exercisable for the first time by an employee during any period shall not exceed any applicable limitations imposed by Section 422 of the Code or any successor provision (as of May 13, 1997, $100,000 per calendar year under all plans of the employer corporation and its parent and subsidiary corporations). To the extent the limitation in the preceding sentence would be exceeded with respect to any portion of a Stock Option otherwise first becoming exercisable for any year in accordance with the vesting schedule established for an optionee, the Committee may determine at the time of grant that vesting with respect to such excess amount shall be deferred until the first subsequent year that such excess amount (or any part thereof) can become exercisable within the limitation of the preceding sentence; absent such a determination, such excess amount shall become vested as a Nonqualified Stock Option.

     An Incentive Stock Option shall be transferable only as permitted under the rules prescribed in or under the Code for incentive stock options.

     4.6. Restrictions on Shares. Shares purchased by a Participant upon exercise of a Stock Option may be subject to such transfer and forfeiture restrictions (including without limitation transfer and forfeiture restrictions like those which may be applicable to Restricted Stock under the provisions of
Section 6) as the Committee in its sole discretion shall establish in the Option Agreement.

     5. Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights either alone, or in conjunction with Stock Options or other Awards, either at the time of grant or by amendment thereafter, except that a Stock Appreciation Right granted in conjunction with an Incentive Stock Option shall be granted only at the time the Stock Option is granted. Each Award of Stock Appreciation Rights ("SAR Award") granted under the Plan shall be evidenced by an instrument ("SAR Agreement") in such form as the Committee shall prescribe from time to time in accordance with the Plan which shall comply with the terms and conditions specified in this Section 5, and with such other terms and conditions, including, but not limited to, restrictions upon the SAR Award or the Shares issuable upon exercise thereof, as the Committee, in its discretion, shall establish.

     5.1. Description of Stock Appreciation Rights. An SAR Award shall entitle the holder to exercise such Award or to surrender unexercised the Stock Option (or other Award) to which the Stock Appreciation Right is attached (or any portion of such Stock Option or other Award) to the Company and to receive from the Company in exchange therefor, without payment to the Company, that number of Shares having an aggregate value equal to the excess of the Fair Market Value of one Share, at the time of such exercise, over the exercise price (or option price, as the case may be) per Share, times the number of Shares subject to the SAR Award or the Stock Option (or other Award), or portion thereof, which is so exercised or surrendered, as the case may be. Unless otherwise provided in the SAR Agreement, the Committee shall be entitled in its discretion to elect to settle the obligation arising out of the exercise of a Stock Appreciation Right by the payment of cash, Shares, Other Securities, or other forms of payment, or any combination thereof, as determined by the Committee, equal to the aggregate value of the Shares it would otherwise be obligated to deliver. Any such election by the Committee shall be made as soon as practicable after the receipt by the Committee of written notice of the exercise of the Stock Appreciation Right.

     5.2. Number of Shares Subject to SAR Award. The Committee shall determine the number of Shares to be subject to each SAR Award; provided, however, that if the Committee determines that an SAR Award should satisfy the "performance-based" exemption under Section 162(m) of the Code, the maximum number of Stock Appreciation Rights which may be granted to any single Participant during any calendar year is three hundred thousand (300,000). The number of Shares subject to an outstanding SAR Award may be reduced on a share-for-share or other appropriate basis, as determined by the Committee, to the extent that Shares under such SAR Award are used to calculate the cash, Shares, Other Securities, or other forms of payment, or any combination thereof, received pursuant to exercise of an Stock Option attached to such SAR Award, or to the extent that any other Award granted in conjunction with such SAR Award is paid.

   5.3. Exercisability of SAR Award. The SAR Award shall not be exercisable:

     (a) in the case of any SAR Award of that is attached to an Incentive Stock Option granted to a 10% Employee, after the expiration of five (5) years from the date it is granted, and, in the case of any other SAR Award, after the expiration of ten (10) years from the date it is granted. Any SAR Award may be exercised during such period only at such time or times and in such installments as the Committee may establish in the SAR Agreement;

     (b) unless the Stock Option or other Award (if any) to which the SAR Award is attached is at the time exercisable;

     (c) in the case of any SAR Award that is attached to an Incentive Stock Option, only when the Fair Market Value of the Shares subject to the Stock Option exceeds the option price of the Stock Option;

     (d) unless the Participant has been, at all times during the period beginning with the date of the grant thereof and ending on the date of such exercise, employed by or otherwise performing services for the Company or an Affiliate, except that:

       (i) unless otherwise provided in the SAR Agreement, if the Participant ceases to perform services for the Company or an Affiliate because of Retirement or Disability, any unvested Stock Appreciation Right or portion thereof shall fully vest, and following such Retirement or Disability the Participant may at any time within a period of three (3) years from the date of such Retirement or Disability exercise the Stock Appreciation Right;

       (ii) unless otherwise provided in the SAR Agreement, if the Participant ceases to perform services for the Company or an Affiliate because of the Participant's death, any unvested Stock Appreciation Right or portion thereof shall fully vest, and the Participant's estate, personal representative or Beneficiary to whom it has been transferred pursuant to Section 14 (or any other permitted transferee in accordance with Section 16.3) may at any time within a period of three (3) years from the date of the Participant's death exercise the Stock Appreciation Right;

       (iii) if the Participant ceases to perform services for the Company or an Affiliate for Cause, all Stock Appreciation Rights shall immediately expire and cease to be vested or exercisable, and the Participant shall have no further rights or claims with respect thereto;

       (iv) unless otherwise provided in the SAR Agreement, if the Participant ceases to perform services for the Company or an Affiliate for any reason other than death, Disability or Retirement, or for Cause, any Stock Appreciation Right or portion thereof which was not vested and exercisable shall immediately terminate and the Participant shall have no further rights or claims with respect thereto, and the Participant may at any time within a period of ninety (90) days from the date of such termination exercise the Stock Appreciation Right to the extent that the Stock Appreciation Right was exercisable by the Participant on the date the Participant ceased to perform services;

         provided, however, that the Committee may provide specifically in the SAR Agreement or otherwise for such other period of time during which the Participant may exercise the SAR Award after termination of the Participant's services, subject to the overriding limitation that no SAR Award may be exercised to any extent by anyone after the date of expiration of the SAR Award.

     5.4. Deemed Exercise of SAR Award. An SAR Award may provide that it shall be deemed to have been exercised at the close of business on the business day preceding the expiration date of the Stock Appreciation Right or of the related Stock Option (or other Award), or such other date as specified by the Committee, if at such time such Stock Appreciation Right has a positive value. Such deemed exercise shall be settled or paid in the same manner as a regular exercise thereof as provided in Section 5.1.

     6. Restricted Stock and Unrestricted Stock. Each Award of Restricted Stock under the Plan shall be evidenced by an instrument ("Restricted Stock Agreement") in such form as the Committee shall prescribe from time to time in accordance with the Plan which shall comply with the terms and conditions specified in this Section 6, and with such other terms and conditions as the Committee, in its discretion, shall establish.

     6.1. Number of Shares of Restricted Stock. The Committee shall determine the number of Shares to be issued to a Participant pursuant to the Award of Restricted Stock, and the extent, if any, to which they shall be issued in exchange for cash, other consideration, or both; provided, however, that if the Committee determines that an Award of Restricted Stock should satisfy the "performance-based" exemption under Section 162(m) of the Code, the maximum number of Shares of Restricted Stock which may be granted to any single Participant during any calendar is three hundred thousand (300,000).

     6.2. Restriction on Transfer; Forfeiture. Shares issued to a Participant in accordance with the Award of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise disposed of, except by will or the laws of descent and distribution (or as otherwise permitted pursuant to Section 16.3), or as otherwise determined by the Committee in the Restricted Stock Agreement, for such period as the Committee shall determine from the date on which the Award is granted (the "Restricted Period"). Without limiting the generality of the foregoing, the Restricted Period may terminate (in whole or in part) upon the lapse of a specified time period, the attainment of performance goals, or both.

     The Shares issued to a Participant in accordance with the Award of Restricted Stock shall be forfeited by the Participant and returned to the Company in the following circumstances:

       (i) if the Participant's continuous employment or performance of services for the Company and its Affiliates shall terminate for any reason (except as otherwise provided in Section 6.3) prior to the expiration of the Restricted Period; or

       (ii) if, on or prior to the expiration of the Restricted Period the Participant has not paid to the Company an amount equal to any federal, state, local or foreign income or other taxes which the Company determines is required to be withheld in respect of such Shares and such failure shall continue for 10 business days following notice thereof to the Participant (or such lesser period as is imposed by applicable law); or

       (iii) under such other circumstances as determined by the Committee in its discretion, as shall be specified in the Restricted Stock Agreement.

     Each certificate for Shares issued pursuant to an Award of Restricted Stock shall bear an appropriate legend referring to the foregoing forfeiture provisions and other restrictions; shall be deposited by the Participant with the Company, together with a stock power endorsed in blank; or shall be evidenced in such other manner permitted by applicable law as determined by the Committee in its discretion. Any attempt to dispose of any such Shares in contravention of the foregoing forfeiture provisions and other restrictions shall be null and void and without effect.

     If Shares issued pursuant to an Award of Restricted Stock shall be forfeited pursuant to the foregoing provisions, the Participant, or in the event of his or her death, his or her personal representative, shall forthwith deliver to the Clerk of the Company instruments of transfer as may reasonably be required by the Clerk of the Company.

     6.3. Termination of Services Under Certain Circumstances. Notwithstanding
Section 6.2, if a Participant who has been in continuous employment or performance of services for the Company or an Affiliate since the date on which an Award of Restricted Stock was granted to the Participant shall, while in such employment or performance of services, die, or terminate such employment or performance of services by reason of Disability or Retirement, and any of such events shall occur prior to the end of the Restricted Period of such Award, the Committee may determine to waive the application of the forfeiture provisions (and any and all other restrictions) on any or all of the Shares subject to such Award. The Committee also may in its discretion provide for such a result in the Restricted Stock Agreement.

     6.4 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on Restricted Stock as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price therefor and/or restrictions designed to satisfy requirements of applicable federal or state securities laws.

     Unless and until the Committee proposes for stockholder vote a change in the general performance measures set forth below, the attainment of which shall determine the number of Shares of Restricted Stock that become vested under the Plan, the performance measure(s) to be used for purposes of grants to Section 162(m) employees shall be selected by the Committee from among the following alternatives: (i) earnings per Share, (ii) Share price, (iii) pre-tax operating profits, (iv) net income, (v) return on equity or assets, (vi) revenues or expenses, (vii) product sales, (viii) market share, or (ix) any combination of the foregoing. Performance measures may be in respect of the performance of the Company and its subsidiary corporations (which may be on a consolidated basis), a subsidiary corporation or a business unit or units. Performance measures may be absolute or relative and may be expressed in terms of a progression within a specified range.

     In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. The Committee retains the absolute discretion to grant Restricted Stock that shall not qualify for the "performance-based" exemption under Section 162(m) of the Code.

     6.5. Notice of Election Under Section 83(b). A Participant making an election under Section 83(b) of the Code with respect to Restricted Stock must provide a copy thereof to the Company within ten (10) days of the filing of such election with the Internal Revenue Service.

     6.6. Unrestricted Stock. The Committee may, in its discretion, approve the sale and transfer to a Participant of Shares of Unrestricted Stock free of any vesting requirements or transfer restriction for a price which is not less than the par value of the Shares.

     7. Performance Shares. The Award of Performance Shares ("Performance Share Grant") to a Participant will entitle the Participant to receive a specified amount determined by the Committee (the "Value"), if the terms and conditions specified herein and in the Award are satisfied. Each Performance Share Grant shall be subject to the terms and conditions specified in this Section 7, and to such other terms and conditions, including but not limited to, restrictions upon any cash, Shares, Other Securities, or other forms of payment, or any combination thereof, issued in respect of the Performance Share Grant, as the Committee, in its discretion, shall establish, and shall be embodied in an instrument (a "Performance Share Agreement") in such form and substance as is determined by the Committee.

     7.1. Description of Performance Shares. The Committee shall determine the Value or range of Values of a Performance Share Grant to be awarded to each Participant selected for such an Award and whether or not such a Performance Share Grant is granted in conjunction with an Award of Stock Options, Stock Appreciation Rights, Restricted Stock or other Award, or any combination thereof, under the Plan (which may include, but need not be limited to, deferred Awards) concurrently or subsequently granted to the Participant (the "Associated Award"). If the Committee determines that a grant of Performance Shares should satisfy the "performance-based" exemption under Section 162(m) of the Code, the maximum payout to any Section 162(m) employee with respect to Performance Shares granted in any one calendar year shall be one million dollars ($1,000,000).

     As determined by the Committee in the Performance Share Agreement, the maximum value of each Performance Share Grant (the "Maximum Value") shall be:
(i) an amount fixed by the Committee at the time the Award is made or amended thereafter; (ii) an amount which varies from time to time based in whole or in part on the then current value of a Share, Other Securities, other forms of payment, or any combination thereof; or (iii) an amount that is determinable from criteria specified by the Committee.

     Performance Share Grants may be issued in different classes or series having different names, terms and conditions. In the case of a Performance Share Grant awarded in conjunction with an Associated Award, the Performance Share Grant may be reduced on an appropriate basis to the extent that the Associated Award has been exercised, paid to or otherwise received by the Participant, as determined by the Committee.

     7.2. Performance Objectives. The award period in respect of any Performance Share Grant shall be a period determined by the Committee. At the time each Award is made, the Committee shall establish performance objectives to be attained within the award period as the means of determining the Value of such a Performance Share Grant. The performance objectives shall be based on such measure or measures of performance, which may include, but need not be limited to, the performance of the Participant, the Company, one or more of its parent or subsidiary or corporations one or more of their business units, or any combination of the foregoing, as the Committee shall determine, and may be applied on an absolute basis or be relative to industry or other indices, or any combination thereof.

     The Value of a Performance Share Grant shall be equal to its Maximum Value only if the performance objectives are attained in full, but the Committee shall specify the manner in which the Value of Performance Share Grants shall be determined if the performance objectives are met in part. Such performance measures, the Value or the Maximum Value, or any combination thereof, may be adjusted in any manner by the Committee in its discretion at any time and from time to time during or as soon as practicable after the award period, if it determines that such performance measures, the Value or the Maximum Value, or any combination thereof, are not appropriate under the circumstances.

     Notwithstanding the foregoing, unless and until the Committee proposes for stockholder vote a change in the general performance measures referenced below, the attainment of which shall serve as a basis for the determination of the number and/or value of Performance Shares granted under the Plan, the performance measure(s) to be used for purposes of grants to Section 162(m) employees shall be selected from the alternatives set forth in Section 6.4 and shall be determined in the manner provided therein.

     In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Performance Shares that shall not qualify for the "performance-based" exemption under Section 162(m) of the Code, the Committee may make grants which do not qualify for such exemption.

     7.3. Effect of Termination of Services. The rights of a Participant in Performance Shares awarded to him shall be provisional and may be canceled or paid in whole or in part, all as determined by the Committee, if the Participant's employment or performance of services for the Company and its Affiliates shall terminate for any reason prior to the end of the award period.

     7.4. Payment of Performance Shares. The Committee shall determine whether the conditions of Section 7.1 or 7.2 have been met and, if so, shall ascertain the Value of the Performance Share Grants. If the Performance Share Grants have no Value, the Award and such Performance Share Grants shall be deemed to have been canceled and the Associated Award, if any, may be canceled or permitted to continue in effect in accordance with its terms. If the Performance Share Grants have any Value and:

   (i) were not awarded in conjunction with an Associated Award, the Committee shall cause an amount equal to the Value of the Performance Share Grants earned by the Participant to be paid to the Participant or the Participant's Beneficiary as provided below; or

  (ii) were awarded in conjunction with an Associated Award, the Committee shall determine, in accordance with criteria specified by the Board, (A) to cancel the Performance Share Grants, in which event no amount in respect thereof shall be paid to the Participant or the Participant's Beneficiary, and the Associated Award may be permitted to continue in effect in accordance with its terms, (B) to pay the Value of the Performance Share Grants to the Participant or the Participant's Beneficiary as provided below, in which event the Associated Award may be canceled or (C) to pay to the Participant or the Participant's Beneficiary (or other permitted transferee in accordance with Section 16.3) as provided below, the Value of only a portion of the Performance Share Grants, in which event all or a portion of the Associated Award may be permitted to continue in effect in accordance with its terms or be canceled, as determined by the Committee.

Such determination by the Committee shall be made as promptly as practicable following the end of the award period or upon the earlier termination of employment or performance of services, or at such other time or times as the Committee shall determine, and shall be made pursuant to criteria specified by the Committee.

     Payment of any amount in respect of the Performance Shares which the Committee determines to pay as provided above shall be made by the Company as promptly as practicable after the end of the award period or at such other time or times as the Committee shall determine, and may be made in cash, Shares, Other Securities, or other forms of payment, or any combination thereof, or in such other manner, as determined by the Committee in its discretion. Notwithstanding anything in this Section 7 to the contrary, the Committee may, in its discretion, determine and pay out the Value of the Performance Shares at any time during the award period.

     8. Loans; Supplemental Cash Grants; Other Awards.

     8.1. Loans. The Company may make a loan to a Participant ("Loan"), either on the date of or after the grant of any Award to the Participant. A Loan may be made either in connection with the purchase of Shares, Other Secu-rities or other property under the Award or with the payment of any federal, state and local income tax with respect to income recognized as a result of the Award. The Committee will have full authority to decide whether to make a Loan and to determine the amount, terms and conditions of the Loan, including the interest rate, whether the Loan is to be secured or unsecured or with or without recourse against the borrower, the terms on which the Loan is to be repaid and the conditions, if any, under which it may be forgiven. However, no Loan may have a term (including extensions) exceeding ten (10) years in duration.

     8.2. Supplemental Cash Grants. In connection with any Award, the Committee may at the time such Award is made or at a later date, provide for and grant a cash award to the Participant ("Supplemental Cash Grant") not to exceed an amount equal to (i) the amount of any federal, state and local income tax on ordinary income for which the Participant may be liable with respect to the Award, determined by assuming taxation at the highest marginal rate, plus (ii) an additional amount on a grossed-up basis intended to make the Participant whole on an after-tax basis after discharging all the Participant's income tax liabilities arising from all payments under this Section 8.2. Any payments under this Section 8.2 will be made at the time the Participant incurs such income tax liability with respect to the Award.

     8.3. Other Awards. In addition to the types of Awards specifically described in the foregoing provisions of the Plan, the Committee may in its discretion determine, describe and award or grant any other type of Award which is consistent with the terms and purposes of the Plan. Such Awards may include special Awards relating to a single eligible individual and Awards made pursuant to special or recurring plans or programs covering groups of eligible individuals.

     9. Deferral of Compensation. The Committee shall determine whether or not an Award shall be made in conjunction with deferral of the Participant's salary, bonus or other compensation, or any combination thereof, and whether or not such deferred amounts may be (i) forfeited to the Company or to other Participants, or any combination thereof, under certain circumstances (which may include, but need not be limited to, certain types of termination of employment or performance of services for the Company and its Affiliates), (ii) subject to increase or decrease in value based upon the attainment of or failure to attain, respectively, certain performance measures, and/or (iii) credited with investment equivalents (which may include, but need not be limited to, interest, dividends or other rates of return) until the date or dates of payment of the Award, if any.

     10. Deferred Payment of Awards. The Committee may specify that the payment of all or any portion of cash, Shares, Other Securities, or any other form of payment, or any combination thereof, under an Award shall be deferred until a later date. Deferrals shall be for such periods or until the occurrence of such events, and upon such terms, as the Committee shall determine in its discretion. Deferred payments of Awards may be made by undertaking to make payment in the future based upon the performance of certain investment equivalents (which may include, but need not be limited to, government securities, Shares, Other Securities, other forms of payment, or any combination thereof), together with such additional amounts of investment equivalents as may be determined by the Committee in its discretion.

     11. Amendment or Substitution of Awards Under the Plan. The terms of any outstanding Award under the Plan as provided in any instrument may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate (including, but not limited to, acceleration of the date of exercise of any Award and/or payments thereunder); provided that no such amendment shall adversely affect in a material manner any right of a Participant under the Award without the Participant's written consent, unless the Committee determines in its discretion that there have occurred or are about to occur significant changes in the economic, legislative, regulatory, tax, accounting or cost/benefit conditions which are determined by the Committee in its discretion to have or to be expected to have a substantial effect on the performance of the Company, or any subsidiary corporation, Affiliate, division or business unit thereof, on the Plan, or on any Award under the Plan. The Committee may, in its discretion, permit holders of Awards under the Plan to surrender outstanding Awards in order to exercise or realize the rights under other Awards, or in exchange for the grant of new Awards, or require holders of Awards to surrender outstanding Awards as a condition precedent to the grant of new Awards under the Plan.

     12. Termination of Services by a Participant. For all purposes under the Plan, the Committee shall determine whether a Participant has terminated employment by or the performance of services for the Company and its Affiliates; provided, however, that transfers between the Company and an Affiliate or between Affiliates and approved leaves of absence shall not be deemed such a termination.

     13. Changes in the Company's Capital Structure. The existence of outstanding Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of capital stock, bonds, debentures, or Other Securities ahead of or affecting the Shares, Other Securities or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     The number of Shares (or Other Securities) covered by any outstanding Award, the price per share thereof, and the limits on the amount of Incentive Stock Options issuable under the Plan and the amounts of Shares issuable pursuant to Section 162(m) employees upon exercise of Stock Options or Stock Appreciation Rights or as Restricted Stock each shall be appropriately adjusted for any increase or decrease in the number of issued Shares resulting from the subdivision or consolidation of Shares (or Other Securities) or any other capital adjustment, the payment of a stock dividend or any other increase in such Shares (or Other Securities) effected without receipt of consideration by the Company or any other decrease therein effected without a distribution of cash or property in connection therewith, or any other extraordinary or unusual event similarly affecting the Shares (or Other Securities). Any such adjustment shall be made by the Committee, in its discretion, and such adjustment shall be final, conclusive and binding for all purposes of the Plan.

     In the event the Company merges or consolidates with one or more corporations and the Company is the surviving corporation, thereafter upon any exercise of an Award, the holder thereof shall be entitled to purchase or receive in lieu of the number of Shares (or Other Securities) as to which the Award relates, the number and class of shares of stock or securities to which the holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if immediately prior to such merger or consolidation, the holder had been the holder of record of Shares (or Other Securities) as to which the Award related.

     If the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation, or if the Company is liquidated or sells or otherwise disposes of substantially all of its assets to another corporation while unexercised Stock Options or other Awards remain outstanding under the Plan:

   (i) subject to the provisions of clauses (iii), (iv) and (v) below, after the effective date of such merger, consolidation or sale, as the case may be, each holder of an outstanding Stock Option or other Award shall be entitled, upon exercise of such Stock Option or other Award, to receive in lieu of Shares (or Other Securities) of the Company, shares of such stock or other securities as the holders of Shares (or Other Securities) received pursuant to the terms of the merger, consolidation or sale; or

  (ii) the Committee may waive any discretionary limitations imposed with respect to the exercise of the Stock Option or other Award so that all Stock Options or other Awards from and after a date prior to the effective date of such merger, consolidation, liquidation or sale, as the case may be, specified by the Committee, shall become fully vested or be exercisable in full; or

 (iii) any or all outstanding Stock Options or other Awards may be canceled by the Committee as of the effective date of any such merger, consolidation, liquidation or sale provided that notice of such cancellation shall be given to each holder of a Stock Option or other Award, and each such holder thereof shall have the right to exercise such Stock Option or other Award in full (without regard to any discretionary limitations imposed with respect to the Stock Option or other Award) during a 30-day period preceding the effective date of such merger, consolidation, liquidation or sale; or

  (iv) any or all outstanding Stock Options or other Awards may be canceled by the Committee as of the date of any such merger, consolidation, liquidation or sale provided that notice of such cancellation shall be given to each holder of a Stock Option or other Award, and each such holder thereof shall have the right to exercise such Stock Option or other Award but only to the extent exercisable in accordance with any discretionary limitations imposed with respect to the Stock Option or other Award prior to the effective date of such merger, consolidation, liquidation or sale; or

   (v) the Committee may provide for the cancellation of any or all outstanding Stock Options or other Awards and for the payment to the holders thereof of some part or all of the amount by which the value thereof exceeds the payment, if any, which the holder would have been required to make to exercise such Stock Option or other Award.

     Except as hereinbefore expressly provided, the issue by the Company of shares of capital stock of any class or securities convertible into shares of capital stock of any class for cash or property or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number, class or price of Shares then subject to outstanding Stock Options or other Awards.

     14. Designation of Beneficiary by Participant. A Participant may name a Beneficiary to receive any benefit or payment to which the Participant may be entitled in respect of any Award under the Plan in the event of the Participant's death, on a written form to be provided by and filed with the Company, and in a manner determined by the Committee. A Participant may change the Participant's Beneficiary from time to time in the same manner, unless such Participant has made an irrevocable designation. Any designation of Beneficiary under the Plan (to the extent it is valid and enforceable under applicable law) shall be controlling over any other disposition, testamentary or otherwise, as determined by the Committee in its discretion. If no designated Beneficiary survives the Participant or is otherwise in existence on the date on which any amount becomes payable to such Participant's Beneficiary, such payment will be made to the legal representatives of the Participant's estate, and the term "Beneficiary" as used in the Plan shall be deemed to include such person or persons.

     15. Administration. The Plan shall be administered by the Compensation and Stock Option Committee of the Board, or by any other committee appointed by the Board (the Compensation and Stock Option Committee or other such committee appointed by the Board is herein referred to as the "Committee"). The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board.

     The Committee shall have full power, except as limited by law, the Articles of Organization and By-Laws of the Company, subject to such other restricting limitations or directions as may be imposed by the Board from time to time, to exercise all of the powers vested in it by the terms of the Plan set forth herein, such powers to include authority (except as may be delegated as permitted herein) to select the key employees and other key individuals to be granted Awards under the Plan, to determine the type, size and terms of the Award to be made to each individual selected, to modify the terms of any Award that has been granted, to determine the time when Awards will be granted, to establish performance objectives, and to prescribe the form of the instruments embodying Awards made under the Plan. The Committee is authorized to interpret the Plan and the Awards granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations which it deems necessary or desirable for the administration of the Plan.

     The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee (or its delegate as permitted herein) in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

     The Committee may establish a sub-committee consisting of at least two members of the Committee to whom some or all of the authority of the Committee with respect to the Plan may be delegated. The Committee (and any sub-committee) may act only by a majority of its members in office, except that the members of the Committee (and any sub-committee) may authorize any one or more of their members or any officer of the Company (i) to designate additional Participants with respect to an authorized reserve of Awards approved by the Committee (or sub-committee) and (ii) to execute and deliver documents or to take any other ministerial action on behalf of the Committee (or such sub-committee) with respect to Awards made or to be made to Participants. No member of the Committee (or such sub-committee) and no officer of the Company shall be liable for anything done or omitted to be done by him, by any other member of the Committee (or such sub-committee) or by any other officer of the Company in connection with the performance of duties under the Plan, except for his or her own willful misconduct or as expressly provided by statute. If any such sub-committee or other authorized designee(s) shall have authority to grant, or to take any other action with respect to, any Awards intended to comply with Rule 16b-3 or to qualify as "performanced-based" compensation under Section 162(m) of the Code, then such sub-committee or such autho-rized designee(s) shall be constituted in a manner which shall comply at all relevant time(s) with the applicable requirements of Rule 16b-3 or Section 162(m), as the case may be.

     Notwithstanding the foregoing provisions of this Section 15, but subject to the provisions of Section 16.5, the Board of Directors may in any instance exercise authority with respect to the Plan that it has delegated hereunder to the Committee.

     16. Miscellaneous Provisions.

     16.1. No Rights to Awards or Employment. No employee or other person shall have any claim or right to be granted an Award under the Plan. Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such eligible individuals are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any employee or other person any right to continue to be employed by or perform services for the Company or any Affiliate, and the right to terminate the employment of or performance of services by any Participant at any time and for any reason is specifically reserved.

     16.2. Delivery of Written Instruments. No Participant or other person shall have any right with respect to the Plan, the Shares reserved for issuance under the Plan or in any Award, contingent or otherwise, until written evidence of the Award shall have been delivered to the recipient and all the terms, conditions and provisions of the Plan and the Award applicable to such recipient (and each person claiming under or through such recipient) have been met.

     16.3. Assignment Prohibition. Subject to the provisions of this Section 16.3, (a) no Award under the Plan shall be transferable otherwise than by will, by the laws of descent and distribution, or by operation of a "qualified domestic relations order," as that term is defined in the Code, and (b) during the lifetime of the Participant to whom an Award has been granted, rights under the Award may be exercised only by the Participant, the Participant's guardian or legal representative, or by the assignee of the Award under such a "qualified domestic relations order." Notwithstanding the foregoing, the Committee may provide for greater transferability in the case of any Award, including, without limitation, transfer to one or more members of the Participant's family or to a partnership or trust established for the benefit of one or more members of the Participant's family. Unless otherwise provided by the Committee, the conditions and criteria governing the exercise or payment of such an Award (by way of example accelerated vesting upon death or Disability or the attainment of performance goals applicable to the Participant) shall following any permitted transfer continue to be determined by reference to the Participant and not the transferee. In no event shall Incentive Stock Options awarded under the Plan be transferable other than as permitted under the rules prescribed in or under the Code for incentive stock options. An award that is intended to be exempt under Rule 16b-3 under the Exchange Act or any successor rule, or that is intended to qualify for the performance-based exception under Section 162(m) of the Code, shall be transferable only to the extent consistent with such exemption or qualification. Nothing in this Section shall be construed as restricting the transfer of Shares that have become free of other transfer restrictions under the Plan or that were awarded free of any such restrictions.

     16.4. Compliance With Applicable Laws. No Shares, Other Securities, or other forms of payment shall be issued hereunder with respect to any Award unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, local and foreign legal, securities exchange and other applicable requirements.

     16.5. Rule 16b-3 and Section 162(m). It is the intent of the Company that the Plan comply in all respects with Rule 16b-3, that any ambiguities or inconsistencies in construction of the Plan be interpreted to give effect to such intention and that if any provision of the Plan is found not to be in compliance with Rule 16b-3, such provision shall be deemed null and void to the extent required to permit the Plan to comply with Rule 16b-3. It is the intent of the Company that Awards to Section 162(m) employees may satisfy for "performance-based" compensation under Section 162(m) of the Code to the extent that the Committee shall make Awards which the Committee intends to satisfy such exemption; any ambiguities or inconsistencies in the Plan shall be interpreted to give effect to such intention.

     16.6. Tax Withholding. The Company and its Affiliates shall have the right to deduct from any payment made under the Plan any federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Company to issue Shares, Other Securities, or other forms of payment, or any combination thereof, upon exercise, settlement or payment of any Award under the Plan, that the Participant (or any Beneficiary or person entitled to act) pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid, the Company may refuse to issue Shares, Other Securities, or other forms of payment, or any combination thereof.

     Notwithstanding anything in the Plan to the contrary the Committee may, in its discretion, permit an eligible Participant (or any Beneficiary or person entitled to act) to elect to pay a portion or all of the amount requested by the Company for such taxes with respect to such Award, at such time and in such manner as the Committee shall deem to be appropriate including, but not limited to, by authorizing the Company to withhold, or agreeing to surrender to the Company on or about the date such tax liability is determinable, Shares, Other Securities, or other forms of payment, or any combination thereof, owned by such person or a portion of such forms of payment that would otherwise be distributed, or have been distributed, as the case may be, pursuant to such Award to such person, having a Fair Market Value equal to the amount of such taxes.

     16.7. Plan Not Funded. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan, and rights to the payment of Awards shall be no greater than the rights of the Company's general creditors.

     16.8. Consent of Participant. By accepting any Award or other benefit under the Plan, each Participant and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Committee, or the delegates of the Committee.

     16.9. Rules of Construction. The masculine pronoun includes the feminine and the singular includes the plural wherever appropriate. The validity, construction, interpretation, administration and effect of the Plan, and of its rules and regulations, and rights relating to the Plan and to Awards granted under the Plan, shall be governed by and construed in accordance with the domestic substantive laws of The Commonwealth of Massachusetts without giving effect to any choice or conflicts of laws rule or provision that would result in the application of the domestic substantive laws of any other jurisdiction.

     17. Plan Amendment or Suspension. The Plan may be amended or suspended in whole or in part at any time and from time to time by the Board or by the Committee. No amendment of the Plan shall adversely affect in a material manner any right of any Participant with respect to any Award theretofore granted without such Participant's written consent, except as permitted under Section 11.

   18. Plan Termination. This Plan shall terminate upon the earlier of the following dates or events to occur:

     (a) upon the adoption of a resolution of the Board terminating the Plan; or


     (b) May 13, 2007. No Award of an Incentive Stock Option may be granted under the Plan after May 13, 2007.

     No termination of the Plan shall materially alter or impair any of the rights or obligations of any person, without such person's consent, under any Award theretofore granted under the Plan, except that subsequent to termination of the Plan, the Committee may make amendments permitted under Section 11.

                                  DETACH HERE                              LIB F


                       LIBERTY FINANCIAL COMPANIES, INC.

P    Common Stock and    Proxy Solicited on Behalf of       Common Stock and
R  Series A Convertible    the Board of Directors of       Series A Convertible
O     Preferred Stock   the Company for Annual Meeting,       Preferred Stock
X                               May 13, 1997
Y

     The undersigned hereby constitutes and appoints Kenneth R. Leibler, C. Allen Merritt and John A. Benning, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent the undersigned and vote all shares of Common Stock or Series A Convertible Preferred Stock of the undersigned at the Annual Meeting of Stockholders of LIBERTY FINANCIAL COMPANIES, INC., to be held in the New England Room on the Fourth Floor of the Federal Reserve Bank of Boston, 600 Atlantic Avenue, Boston, Massachusetts on Tuesday, May 13, 1997, and at any adjournment thereof, on all matters coming before said meeting. The undersigned hereby revokes any Proxy previously given and acknowledges receipt of the related Notice of Annual Meeting and Proxy Statement and a copy of the Annual Report for the year ended December 31, 1996.

     You are encouraged to specify your choice by marking the appropriate box, SEE REVERSE SIDE, but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote your shares unless you sign and return this card.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                                       -------------------------
                                                               SEE REVERSE
                                                                   SIDE
                                                       -------------------------

[logo]LIBERTY
      FINANCIAL
                                                             THIS IS YOUR PROXY.
                                                         YOUR VOTE IS IMPORTANT.


Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.







                                  DETACH HERE                            LIB F

-----   Please mark
| X  |  votes as in
-----   this example.


This proxy, when properly executed, will be voted in the manner directed herein and authorizes the Proxies to take action in their discretion upon other matters that may properly come before the meeting. If no direction is made, this proxy will be voted FOR the election of all nominees for director and FOR Proposal 2. The Board of Directors recommends a vote FOR the election of all nominees for director and FOR Proposal 2.


1. Election of Directors.
Nominees for terms expiring at 2000 Annual Meeting of Stockholders:
Michael J. Babcock, Harold W. Cogger, Gary L. Countryman, John P. Hamill, Marian
L. Heard and Sabino Marinella

          [ ] FOR        [ ] WITHHELD
              ALL            FROM ALL
              NOMINEES       NOMINEES

For, except vote withheld from the following nominee(s):


--------------------------------------------------------


2. Approval of the Amended and Restated 1995 Stock Incentive Plan (the "Plan").

          FOR       AGAINST        ABSTAIN
          [ ]         [ ]            [ ]


MARK HERE                               MARK HERE
FOR ADDRESS      [ ]                    IF YOU PLAN    [ ]
CHANGE AND                              TO ATTEND
NOTE AT LEFT                            THE MEETING




Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.



Signature:______________ Date: _______ Signature:______________ Date: _________